EXHIBIT 10.24

                               GSE SYSTEMS, INC.

                                   FORM 10-K

                      For the Year Ended December 31, 1997










                                RUTHERFORD PLAZA



                              Suite 110, 1st Floor
                                       &
                              Suite 200, 2nd Floor






                                  OFFICE LEASE

                                 by and between

                       STERLING RUTHERFORD PLAZA, L.L.C.

                                   (Landlord)

                                      and


                               GSE SYSTEMS, INC.
                                    (Tenant)



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                               TABLE OF CONTENTS

Section 1.  Definitions ...........................................
Section 2.  Premises; Measurement .................................
Section 3.  Term ..................................................
Section 4.  Rent; Security Deposit ................................
Section 5.  Taxes .................................................
Section 6.  Use of Premises and Common Areas ......................
Section 7.  Insurance and Indemnification .........................
Section 8.  Services and Utilities ................................
Section 9.  Repairs and Maintenance ...............................
Section 10. Improvements ..........................................
Section 11. Landlord's Right of Entry .............................
Section 12. Damage or Destruction .................................
Section 13. Condemnation ..........................................
Section 14. Assignment and Subletting .............................
Section 15. Rules and Regulations .................................
Section 16. Subordination and Attornment ..........................
Section 17. Defaults and Remedies .................................
Section 18. Estoppel Certificate ..................................
Section 19. Quiet Enjoyment .......................................
Section 20. Notices ...............................................
Section 21. Option to Terminate ...................................
Section 22. Renewal Option ........................................
Section 23. Expansion Space .......................................
Section 24. General ...............................................



Exhibits
--------

  A       Drawing showing approximate location of Premises

  B       Landlord's Work

  C       Current Rules and Regulations

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                                                                   EXHIBIT 10.24

                               GSE SYSTEMS, INC.

                                   FORM 10-K

                      For the Year Ended December 31, 1997


                                  OFFICE LEASE


        THIS LEASE ("Lease") is made on this 10th day of February, 1998 (the "Effective Date"), by and between STERLING RUTHERFORD PLAZA, L.L.C., a Delaware limited liability company (the "Landlord"), and GSE SYSTEMS, INC., a publicly traded Maryland corporation (the "Tenant").

        IN CONSIDERATION of the agreements and covenants hereinafter set forth, Landlord and Tenant mutually agree as follows:

1.      DEFINITIONS.

        1.1. As used herein, the following terms shall have the following meanings:

                "Additional Rent" has the meaning given it in subsection 4.2.

                "Alterations" has the meaning given it in subsection 10.2.

                "Base Operating Costs" means Operating Costs incurred during the first twelve (12) full calendar months after the Rent Commencement Date.

                "Base Rent" has the meaning given it in subsection 4.1.

                "Base Taxes" means Taxes incurred for the Tax Year 1998/99.

                "Building" means the building known as Rutherford Plaza and located at 7133 Rutherford Road in Baltimore County, Maryland.

                "Building Service Equipment" means all apparatus, machinery, devices, fixtures, appurtenances, equipment and personal property now or hereafter located on the Premises and owned by the Landlord.

                "Common Areas" has the meaning given it in subsection 6.5.1.

                "Condemnation" has the meaning given it in subsection 13.1.

                "Event of Default" has the meaning given it in subsection 17.1.

                "Insurance Premiums" means the aggregate of any and all premiums paid by the Landlord for hazard, liability, loss-of-rent, workmens' compensation or similar insurance upon any or all of the Property.


                "Landlord" means the Person hereinabove named as such and its successors and assigns.

                "Interest Rate" has the meaning given it in Section 4.4.3.

                "Landlord's Work" has the meaning given to it in subsection
10.1.



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                "Lease Year" means (a) the period commencing on the Rent
Commencement Date and terminating at 11:59 p.m. on the first anniversary of the last day of the fifteenth (15th) full calendar month after the Rent Commencement Date; and (b) each successive period of twelve (12) calendar months thereafter during the Term.

                "Liquidated Damages" has the meaning given it in subsection
17.3.

                "Mortgage" has the meaning given it in subsection 16.1.

                "Mortgagee" has the meaning given it in subsection 16.1.

                "Operating Costs" means any and all costs and expenses reasonably incurred (consistent with the customary practice in the Baltimore area) by the Landlord for services performed by the Landlord or by others on behalf of the Landlord with respect to the operation and maintenance of the Property and the Common Areas located therein, adjusted to reflect the greater of actual or a minimum of ninety (90%) occupancy of the Building, including, without limitation, all costs and expenses of:

                (a) operating, maintaining, repairing, lighting, signing, decorating, cleaning, removing trash from, painting, striping, controlling of traffic in, controlling of rodents in, policing and securing the Property (including, without limitation, the costs of uniforms, equipment, assembly permits, supplies, materials, alarm and life safety systems, and maintenance and service agreements);

                (b) purchasing and maintaining in full force insurance (including, without limitation, liability insurance for personal injury, death and property damage, rent insurance, insurance against fire, theft or other casualties, extended coverage insurance, workers' compensation insurance covering personnel, fidelity bonds for personnel, insurance against liability for defamation and claims of false arrest occurring on or about the Property, and plate glass insurance);

                (c) removing snow, ice, water, litter and debris;

                (d) operating, maintaining and repairing machinery, furniture, accessories and equipment used in the operation and maintenance of the Property, and the personal property taxes and other charges reasonably incurred in connection with such machinery, furniture, accessories and equipment;

                (e) maintaining and repairing roofs, awnings, paving, curbs, walkways, sidewalks, drainage pipes, ducts, conduits, grease traps and lighting fixtures throughout the Property.

                (f) planting, replanting and replacing flowers, shrubbery, trees, grass, planters and general landscape maintenance;

                (g) providing electricity, heating, ventilation and air conditioning to the Common Areas, but not the Premises, and operating, maintaining and repairing any equipment used in connection therewith, including, without limitation, costs incurred in connection with determining the feasibility of installing, maintaining, repairing or replacing any facilities, equipment, systems or devices which are intended to reduce utility expenses of the Property as a whole;

                (h) water and sanitary sewer services and other services, if any, furnished to the Common Areas for the non-exclusive use of tenants;



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                (i) janitorial services for the Building;

                (j) enforcing any operating agreements pertaining to the Common Areas or any portions thereof, and any easement and/or rights agreements entered into by the Landlord for the benefit and use of the Landlord with reference to the Property, the Property or tenants thereof, or any arbitration or judicial actions undertaken with respect to the same;

                (k) maintaining and repairing the Property, including, without limitation, exhaust systems, sprinkler systems, pumps, fans, switchgear, loading docks and ramps, freight elevators, escalators, passenger elevators, stairways, service corridors, delivery passages, utility plants, transformers, doors, walls, floors, skylights, ceilings, windows and fences;

                (l) accounting, audit and management fees and expenses (provided that such management fees and expenses shall be consistent with fees and expenses customarily charged in the Baltimore, Maryland area, but in no event shall exceed five percent (5%) of the total of all revenue generated from the Property), payroll, payroll taxes, employee benefits and related expenses of all personnel engaged in the operation, maintenance, security and management of the Property, including, without limitation, security and maintenance personnel, secretaries and bookkeepers (including, specifically, uniforms and working clothes and the cleaning thereof, tools, equipment and supplies used by such personnel, and the expenses imposed on or allocated to the Landlord or its agents pursuant to any collective bargaining or other agreement); and

                (m) the cost and expense of complying with all federal, state and local laws, orders, regulations and ordinances applicable to the Property which are now in force, or which may hereafter be in force.

Notwithstanding anything to the contrary contained herein, Operating Costs shall not include the following: (1) any ground lease rents; (2) any and all fines and penalties (including but not limited to capital expenditures) incurred or required to be paid due to Landlord's failure to comply with applicable laws or to timely pay taxes or utilities; (3) costs incurred by Landlord for the repair of damage to the Property to the extent that Landlord is reimbursed by insurance (or would have been entitled had Landlord carried the insurance required to be carried hereunder by Landlord); (4) depreciation and amortization of any type, except on materials, tools, supplies and vendor type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation and amortization would otherwise have been included in the charge for such third party's services, all as determined according to generally accepted accounting principles ("GAAP") and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life; (5) leasing commissions, marketing expenses, tenant improvement expenses, attorney's fees, and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Building; (6) costs of a capital nature, including, without limitation, capital improvements, capital repairs, capital equipment and capital tools, all as determined under GAAP except for capital costs for improvements which reduce the Operating Costs of the Property, which capital improvements shall be amortized over their useful life; (7) interest, principal, points and fees on debt or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building; (8) such other expenses as are not customarily considered to be Operating Costs under GAAP for comparable office buildings in the Baltimore metropolitan area.

                "Operating Year" means each respective calendar year or part thereof during the Term, or, at the Landlord's option, any other 12-month period or part thereof designated by the Landlord during the Term.

                "Parking Areas" has the meaning given it in subsection 6.5.1.

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                "Person" means a natural person, a trustee, a corporation, a limited liability company, a partnership and/or any other form of legal entity.

                "Premises" means that certain space having a rentable area of 3,579 square feet, located on the first floor of the Building and known as Suite 110, and 28,272 square feet located on the second floor of the Building and known as Suite 200, as more particularly depicted on Exhibit A; provided, that if at any time hereafter any portion of the Premises becomes no longer subject to this Lease, "Premises" shall thereafter mean so much thereof as remains subject to this Lease. The exact rentable area of the Premises shall be determined by Heath Design in accordance with BOMA standards as soon as reasonably possible after final completion of the Space Improvements. If such determination discloses that the actual rentable area of the Premises is other than 31,851 square feet, then: (i) the Base Rent to be paid by the Tenant pursuant to Section 4.1 hereof shall be increased or decreased, as applicable, at the rate of $13.60 per square foot; and (ii) the Tenant's Proportionate Share shall be recomputed to reflect the increase or decrease in rentable area.

                "Property" means that certain parcel of land containing approximately 4.6 acres, more or less, together with the Building thereon. The Property is more particularly shown on Exhibit A.

                "Rent" means all Base Rent and all Additional Rent.

                "Rent Commencement Date" has the meaning given to it in subsection 3.1.

                "Rules and Regulations" has the meaning given to it in section
15.

                "Tax Year" means the 12-month period beginning July 1 of each year or such other 12-month period (deemed for the purposes of this Lease to have 365 days) established as a real estate tax year by the taxing authority having lawful jurisdiction over the Property.

                "Taxes" means the aggregate of any and all real property and other taxes, metropolitan district charges, front-foot benefit assessments, special assessments and other taxes or public or private assessments or charges levied against any or all of the tax parcel containing the Premises, including but not limited to any such charges imposed under any private covenants encumbering the title to any or all of the Property, and regardless of whether any of the same are ordinary or extraordinary, foreseen or unforeseen, recurring or nonrecurring, or special or general.

                "Tenant" means the Person hereinabove named as such and its successors and permitted assigns hereunder.

                "Tenant's Proportionate Share" (a) means the percentage assigned to the Premises for purposes of allocating Operating Costs and Taxes to the Premises (and the rest of the net rentable spaces within the Property), (b) represents the approximate and (for purposes of this Lease) hereby agreed upon proportion which the rentable floor area of the Premises (31,851 square feet) bears to the aggregate rentable floor area of the Building, which shall be in accordance with BOMA (79,306 square feet), and (c) as of the Effective Date shall be 40.16%.

                "Tenant's Share of Increased Operating Costs" has the meaning given it in subsection 4.3.2.

                "Tenant's Share of Increased Taxes" has the meaning given it in subsection 5.1.

                "Term" has the meaning given it in subsection 3.1.

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                "Termination Damages" has the meaning given it in subsection
17.3.

                "Termination Date" has the meaning given it in subsection 3.1.

                "Transfer" has the meaning given it in subsection 14.1.

                1.2. Other Terms. Any other term to which meaning is expressly given in this Lease shall have such meaning.

        2. PREMISES. The Landlord hereby leases to the Tenant, and the Tenant hereby leases from the Landlord, the Premises in "AS IS, WHERE IS" condition (subject, however, to the Landlord's obligations set forth in subsection 10.1), together with the right to use, in common with others, the Common Areas.

        3. TERM.

                3.1. Original Term; Rent Commencement Date. This Lease shall be for a term (the "Term") commencing on the Effective Date and ending at 11:59 p.m. on the expiration of the one hundred twenty-third (123rd) full calendar month after the last day of the month in which the Rent Commencement Date shall occur (which date is hereinafter referred to as the "Termination Date"). Monthly rent payments shall commence on the earlier of: (a) fifteen (15) days after the date on which the Landlord notifies the Tenant that the Landlord's Work and Space Improvements have been substantially completed, but in no event earlier than May 15, 1998 (unless the Tenant elects, in its sole discretion, to take occupancy prior to May 15th); or (b) June 1, 1998, provided, that if the Space Improvements are not substantially complete by May 15th due to causes attributable to the Landlord or the General Contractor and not to Tenant, then said June 1st date shall be extended one day for each day of delay attributable to the Landlord or the General Contractor. The earlier of the dates set forth in
(a) and (b) above is hereinafter referred to as the "Rent Commencement Date"). Notwithstanding the foregoing, Base Rent shall abate for the first ninety (90) days after the Rent Commencement Date.

                3.2. Confirmation of Commencement and Termination. The Landlord and the Tenant at the Landlord's option and request after (a) the Rent Commencement Date or (b) the expiration of the Term or any earlier termination of this Lease by action of law or in any other manner, shall confirm in writing by instrument in recordable form that, respectively, such rent commencement or such termination has occurred, setting forth therein, respectively, the Rent Commencement Date and the Termination Date.

                3.3. Surrender. The Tenant, at its expense at the expiration of the Term or any earlier termination of this Lease, shall (a) promptly surrender to the Landlord possession of the Premises (including any fixtures or other improvements which are owned by the Landlord) in good order and repair (ordinary wear and tear and damage by fire or casualty excepted) and broom clean, (b) remove therefrom all signs, goods, effects, machinery, fixtures and equipment used in conducting the Tenant's trade or business which are neither part of the Building Service Equipment nor owned by the Landlord, and (c) repair any damage caused by such removal.

                3.4. Holding Over. If the Tenant continues to occupy the Premises after the expiration of the Term or any earlier termination of this Lease after obtaining the Landlord's express, written consent thereto, then:

                     (a) such occupancy (unless the parties hereto otherwise agree in writing) shall be deemed to be under a month-to-month tenancy, which shall continue until either party hereto notifies the other in


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writing, at least one month before the end of any calendar month, that the notifying party elects to terminate such tenancy at the end of such calendar month, in which event such tenancy shall so terminate;

                     (b) anything in this section to the contrary notwithstanding, the Rent payable for each such monthly period shall equal the sum of (a) one-twelfth (1/12) of that amount which is equal to 150% of the Base Rent for the Lease Year during which such expiration of the Term or termination of this Lease occurs, plus (b) the Additional Rent payable under subsection 4.2; and

                     (c) except as provided herein, such month-to-month tenancy shall be on the same terms and subject to the same conditions as those set forth in this Lease; provided, however, that if the Landlord gives the Tenant, at least one month before the end of any calendar month during such month-to-month tenancy, written notice that such terms and conditions (including any thereof relating to the amount and payment of Rent) shall, after such month, be modified in any manner specified in such notice, then such tenancy shall, after such month, be upon the said terms and subject to the said conditions, as so modified.

        4. RENT; SECURITY DEPOSIT. As Rent for the Premises, the Tenant shall pay to the Landlord all of the following:

                4.1. Base Rent. An annual rent (the "Base Rent") as follows:

                                                   Monthly Installment
    Lease Year                 Base Rent               of Base Rent
    ----------                 ---------               ------------

      1                       $541,467.00             $36,097.80
      2                       $433,173.60             $36,097.80
      3                       $448,334.68             $37,361.22
      4                       $464,026.39             $38,668.87
      5                       $480,267.31             $40,022.28
      6                       $497,076.67             $41,423.06
      7                       $514,474.35             $42,872.86
      8                       $532,480.96             $44,373.41
      9                       $551,117.79             $45,926.48
     10                       $570,406.91             $47,533.91

                4.2. Additional Rent. Additional rent ("Additional Rent") shall include any and all charges or other amounts which the Tenant is obligated to pay to the Landlord under this Lease, other than the Base Rent, regardless of whether such charges or amounts are designated as additional rent.

                4.3.    Operating Costs.

                        4.3.1. Computation. Within one hundred twenty (120) days after the end of each calendar year during the Term, the Landlord shall compute the total of the Operating Costs incurred for the Property during such calendar year, and the Landlord shall allocate them to each separate rentable space within the Property in proportion to the respective operating costs percentages assigned to such spaces; provided that anything in this subsection
4.3 to the contrary notwithstanding, wherever the Tenant and/or any other tenant of space within the Property has agreed in its lease or otherwise to provide any item of such services partially or entirely at its own expense, or wherever in the Landlord's judgment any such significant item of expense is not incurred


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with respect to or for the benefit of all of the net rentable space within the
Building in allocating the Operating Costs pursuant to this subsection, the Landlord shall make an appropriate adjustment, using generally accepted accounting principles, as aforesaid, so as to avoid allocating to the Tenant or to such other tenant (as the case may be) those Operating Costs covering such services already being provided by the Tenant or by such other tenant at its own expense, or to avoid allocating to all of the net rentable space within the Building those Operating Costs incurred only with respect to a portion thereof, as aforesaid. Within ten (10) days after the end of each 120 day computation period during the Term, Landlord shall submit to Tenant a statement prepared and certified as accurate by Landlord ("Expense Statement") setting forth in reasonable detail the Operating Costs for such calendar year and the amount (if any) of Tenant's Proportionate Share of such Operating Costs for such calendar year. If the amount of Tenant's Proportionate Share of Operating Costs stated in the Expense Statement is less than the amount Tenant paid by Tenant as Operating Costs for the period covered by the Expense Statement, then Tenant shall deduct the overpayment from its next payments(s) of Operating Costs. If the amount of Tenant's Proportionate Share of Operating Costs stated in such Expense Statement exceeds the amount paid by Tenant as Operating Expenses, Tenant shall pay Landlord the excess with its next payment of Base Rent. The Tenant shall have the right, during normal business hours at the Landlord's offices, to review the books and records of the Landlord with respect to the calculation of: (a) either Base Operating Costs; or (b) Operating Costs for the prior calendar year applicable, at the Tenant's sole expense, provided (i) the Tenant provides at least ten (10) days' advance written notice to the Landlord of its desire to inspect such books and records, and (ii) such request is made within sixty (60) days after either: (a) the end of the twelve (12) months during which Base Operating Costs are determined; or (b) the Expense Statement is delivered by the Landlord to the Tenant. If the Tenant does not notify the Landlord within such 60-day period, then all sums included as Base Operating Costs, or Operating Costs, as applicable, shall be deemed acceptable to the Tenant and thereafter the Tenant shall have no right to dispute in any manner any sums included within Base Operating Costs, or Operating Costs prior calendar year, as applicable. If the Tenant in good faith wishes to dispute the determination of Base Operating Costs or Operating Costs or the calculation of any amount payable by the Tenant, the Tenant will give the Landlord written notice of such dispute within two (2) months after Tenant's review of the Landlord's books and records. As soon as reasonably practicable after receiving such written notice, the Landlord will meet with the Tenant in an attempt to reconcile the dispute. If such efforts do not, in the reasonable determination of the Landlord and Tenant, resolve all outstanding disputes, the Tenant may cause to be made a complete audit of the Landlord's records relating to the matter in dispute by a firm of independent certified public accountants selected by the Tenant with the approval of Landlord, which approval shall not be unreasonably withheld. If such audit reveals that the amount previously determined by the Landlord was incorrect, a correction will be made, and either the Landlord will promptly return to the Tenant any overpayment or the Tenant will promptly pay to the Landlord any underpayment which was based on such incorrect amount. If Tenant's Proportionate Share of Operating Costs was overstated by an amount in excess of five percent (5%), Landlord shall also pay one-half (1/2) of the reasonable costs incurred by Tenant in conducting such audit.

                        4.3.2. Payment. For each Operating Year (or portion thereof in the event Base Operating Costs are determined on other than a calendar year basis), the Tenant shall pay to the Landlord, in the manner provided herein, "Tenant's Share of Increased Operating Costs" which shall be computed by subtracting the Base Operating Costs from the Operating Costs for the Operating Year in question, and multiplying the difference by Tenant's Proportionate Share. The Landlord shall send to the Tenant an annual statement setting forth the Operating Costs for the applicable calendar year. Notwithstanding anything to the contrary contained in this Lease, the Landlord represents that the cumulative annual increase per Operating Year of the controllable portion of Operating Costs shall not be more than five percent (5%). By way of example but not of limitation, if the controllable portion of such costs increases by 4% in the second Lease Year and 3% in the third Lease Year, then the controllable portion of such costs may increase by no more than 8% in the fourth Lease Year [3 x 5 = 4 + 3 + 8]. In no event, however, shall the


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first increase of the controllable portion of such costs exceed 5%.
Non-controllable Operating Costs shall be deemed to include insurance costs, utility costs (including HVAC), the costs of snow and ice removal and other similar costs which, under industry custom and practice, are deemed non-controllable.

                        4.3.3. Proration. If only part of any calendar year falls within the Term, the amount computed as Tenant's Share of Increased Operating Costs for such calendar year (or portion thereof in the event Base Operating Costs are determined on other than a calendar year basis) under this subsection shall be prorated in proportion to the portion of such calendar year falling within the Term (but the expiration of the Term before the end of a calendar year shall not impair the Tenant's obligation hereunder to pay such prorated portion of Tenant's Share of Increased Operating Costs for that portion of such calendar year falling within the Term, which amount shall be paid on demand).

                        4.3.4. Landlord's Right to Estimate. Anything in this subsection to the contrary notwithstanding, the Landlord, at its reasonable discretion, may (a) make from time to time during the Term a reasonable estimate Tenant's Share of Increased Operating Costs which may become due under this subsection for any calendar year, (b) require the Tenant to pay to the Landlord for each calendar month during such year one twelfth (1/12) of such Tenant's Share of Increased Operating Costs, at the time and in the manner that the Tenant is required hereunder to pay the monthly installment of the Base Rent for such month, and (c) increase or decrease from time to time during such calendar year the amount initially so estimated for such calendar year, all by giving the Tenant written notice thereof, accompanied by a schedule setting forth in reasonable detail the expenses comprising the Operating Costs, as so estimated.

                4.4.    When Due and Payable.

                        4.4.1. Base Rent. The Base Rent for any Lease Year shall be due and payable in twelve (12) consecutive, equal monthly installments, in advance, on the first (1st) day of each calendar month during such Lease Year. In addition, the Base Rent for the first full calendar month of the Term shall be due and payable within three (3) days after the Landlord delivers a fully executed copy of this Lease to the Tenant. Rent for any partial calendar month shall be due and payable three (3) days after the Rent Commencement Date.

                        4.4.2. Additional Rent. Any regularly scheduled Additional Rent accruing to the Landlord under this Lease, except as is otherwise set forth herein, shall be due and payable when the installment of Base Rent next falling due after such Additional Rent accrues and becomes due and payable. Tenant shall pay any other, non-scheduled amounts of Additional Rent, within thirty (30) days after notice (accompanied by reasonable documentation evidencing such Additional Rent) from Landlord that such amount is due.

                        4.4.3. No Set-Off; Late Payment. Any payment of Base Rent or regularly scheduled Additional Rent shall be made promptly when due, without any deduction or setoff whatsoever, and without demand, failing which the Tenant shall pay to the Landlord as Additional Rent, after the tenth (10th) day after such payment remains due but unpaid, a late charge equal to five percent (5%) of such payment which remains due but unpaid. In addition, any payment that is not paid by the tenth (10th) day after such payment is due shall bear interest at the rate equal to the sum of the "prime rate", as quoted in the Wall Street Journal's money rates section, plus two percent (2%) per annum (the "Interest Rate") on the date of default if applicable to a default, otherwise, on the date of determination. Any payment made by the Tenant to the Landlord on account of Rent may be credited by the Landlord to the payment of any Rent then past due before being credited to Rent currently falling due. Any such payment which is less than the amount of Rent then due shall constitute a payment made


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on account thereof, the parties hereto hereby agreeing that the Landlord's acceptance of such payment (whether or not with or accompanied by an endorsement or statement that such lesser amount or the Landlord's acceptance thereof constitutes payment in full of the amount of Rent then due) shall not alter or impair the Landlord's rights hereunder to be paid all of such amount then due, or in any other respect.

                4.5. Where Payable. The Tenant shall pay the Rent, in lawful currency of the United States of America, to the Landlord by delivering or mailing it to the Landlord's agent at the following address, or to such other address or in such other manner as the Landlord from time to time specifies by written notice to the Tenant:

                     MacKenzie
                     Suite 200
                     2328 West Joppa Road
                     Lutherville, Maryland  21093

                4.6. Tax on Lease. If federal, state or local law now or hereafter imposes any tax, assessment, levy or other charge (other than Landlord's income or franchise taxes) directly or indirectly upon (a) the Landlord with respect to this Lease or the value thereof, (b) the Tenant's use or occupancy of the Premises, (c) the Base Rent, Additional Rent or any other sum payable under this Lease, or (d) this transaction, then the Tenant shall pay the amount thereof as Additional Rent to the Landlord upon demand, unless the Tenant is prohibited by law from doing so, in which event the Landlord at its election may terminate this Lease by giving written notice thereof to the Tenant.

                4.7. Security Deposit. Simultaneously upon the execution and delivery of this Lease by the parties hereto, the Tenant shall deposit with the Landlord the sum of Thirty-five Thousand, Nine Hundred Sixty- five Dollars and Nine Cents ($35,965.09), which (a) shall be retained by the Landlord as security for the Tenant's payment of the Rent and performance of all of its other obligations under this Lease, and (b) shall not be deemed to represent payment of any Rent and shall not be construed as liquidated damages. If an Event of Default occurs, the Landlord shall be entitled, at its sole discretion, (a) to apply any or all of such sum in payment of (i) any Rent then due and unpaid,
(ii) any expense incurred by the Landlord in curing any such default, and/or
(iii) any damages incurred by the Landlord by reason of such default (including but not limited to that of reasonable attorneys' fees), in which event the Tenant, immediately on its receipt of a written demand therefor from the Landlord, shall pay to the Landlord a sum equaling the amount so applied, so as to restore such sum to its original amount; and/or (b) to retain any or all of such sum in liquidation of any or all damages suffered by the Landlord by reason of such default. On the termination of this Lease, any of such sum which is not so applied or retained shall be returned to the Tenant. Such sum shall not bear interest while being held by the Landlord. Landlord shall be entitled to the full use of the Security Deposit and shall not be required to keep the Security Deposit in a separate account. Any Mortgagee or purchaser of the Property shall be relieved and released from any obligation to return the Security Deposit in the event such Mortgagee or purchaser comes into possession of the Property by reason of foreclosure (including deed in lieu thereof) or proceeding in lieu of foreclosure unless the Security Deposit actually has been delivered to such Mortgagee or purchaser.

                        4.7.1 Performance Bond. A condition precedent to the performance of Landlord's obligations under this Lease is the delivery of a Six Hundred Thousand Dollar ($600,000.00) performance and payment bond to Landlord within fifteen (15) days after the date of execution hereof. Such bond shall:
(i) be written by a surety acceptable to Landlord in its sole discretion; (ii) extend from the Effective Date until the end of the second Lease Year; and (iii) provide that the Landlord may, from time to time, draw on the bond by the submission of a certified statement from the managing member stating: (a) that Tenant is in default of a monetary obligation under this Lease beyond any applicable notice and cure period; and (b) the amount necessary to cure such default; which shall be the amount which Landlord shall be entitled to draw. If such bond is not delivered within said 15 day period, then Landlord shall have the right to terminate this Lease on written notice to Tenant. Notwithstanding the foregoing, Tenant shall have the right to initially deliver a bond which extends for a period of twenty-four (24) months after the Effective Date. In such event, Tenant shall deliver a replacement bond for the balance of the term specified in (ii) on or before thirty (30) days prior to the expiration of such 24 month period. If Tenant fails to deliver the replacement bond as aforesaid, then such failure shall be an event of default and Landlord shall have the right to immediately draw the full amount of the bond and retain the same until the replacement bond is delivered; subject to Landlord's right to use any of the drawn funds to cure any other monetary default by the Tenant that remains uncured after any applicable notice and cure period.

        5. TAXES.

                5.1. Payment. For each Tax Year from and after the Rent Commencement Date, the Tenant shall pay to the Landlord, in the manner provided herein, "Tenant's Share of Increased Taxes" which shall be computed by subtracting the Base Taxes from the Taxes for the Tax Year in question, and multiplying the difference by Tenant's Proportionate Share.

                5.2. Proration. If only part of any Tax Year falls within the Term, the amount computed as Tenant's Share of Increased Taxes for such Tax Year under this subsection shall be prorated in proportion to the portion of such Tax Year falling within the Term (but the expiration of the Term before the end of a Tax Year shall not impair the Tenant's obligations hereunder to pay such prorated portion of Tenant's Share of Increased Taxes for that portion of such Tax Year falling within the Term, which amount shall be paid on demand).

                5.3. Method of Payment. Tenant's Share of Increased Taxes shall be paid by the Tenant, at the Landlord's election (i) in advance, in equal monthly installments in such amounts as are estimated and billed for each Tax Year by the Landlord at the commencement of the Term and at the beginning of each successive Tax Year during the Term, each such installment being due on the first day of each calendar month or (ii) in a lump sum, following the Landlord's receipt of the tax bill for the Tax Year in question, and calculation of Tenant's Share of Increased Taxes with respect thereto. If the Landlord has elected that the Tenant pay Tenant's Share of Increased Taxes in installments, in advance, then, at any time during a Tax Year, the Landlord may re- estimate Tenant's Share of Increased Taxes and thereafter adjust the Tenant's monthly installments payable during the Tax Year to reflect more accurately Tenant's Share of Increased Taxes. Within forty-five (45) days after the Landlord's receipt of tax bills for each Tax Year, the Landlord will notify the Tenant of the amount of Taxes for the Tax Year in question and the amount of Tenant's Share of Increased Taxes thereof. Any overpayment or deficiency in the Tenant's payment of Tenant's Share of Increased Taxes for each Tax Year shall be adjusted between the Landlord and the Tenant; the Tenant shall pay the Landlord or the Landlord shall credit to the Tenant's account (or, if such adjustment is at the end of the Term, the Landlord shall pay the Tenant), as the case may be, within fifteen (15) days after such notice to the Tenant, such amount necessary to effect such adjustment. The Landlord's failure to provide such notice within the time prescribed above shall not relieve the Tenant of any of its obligations hereunder. Landlord shall pay all installments of taxes by their due date and shall provide Tenant with evidence of such payment upon request.

                5.4. Taxes on Rent. In addition to Tenant's Share of Increased Taxes, the Tenant shall pay to the appropriate agency any sales, excise and other tax (not including, however, the Landlord's income and franchise taxes) levied, imposed or assessed by the State of Maryland or any political subdivision thereof or other taxing authority upon any Rent payable hereunder. The Tenant shall also pay, prior to the time the same shall become delinquent or payable with penalty, all taxes imposed on its inventory, furniture, trade fixtures, apparatus, equipment, leasehold improvements installed by the Tenant or by the Landlord on behalf of the Tenant and any other property of the Tenant.

                5.5 Permitted Contests. If during the Term, but after the tax year used to calculate Base Taxes: (i) the Property is reassessed in a manner which results in an increase in the amount of Taxes applicable to the Property; and (ii) Landlord elects, in its sole discretion, not to contest such increase in Taxes, then the Tenant shall have the right, at its sole expense and only after prior written notice to and consultation with the Landlord, to contest such increase in Taxes by appropriate proceedings conducted with due diligence; provided, that any such contest by Tenant shall not relieve or postpone Tenant's obligation to pay Tenant's Share of Increased Taxes as provided for in Sections
5.1 - 5.3 above. If Tenant's contest results in the amount of Taxes applicable to the Property being increased above what would otherwise have been payable but for Tenant's contest, then Tenant shall be obligated to pay (in the manner specified in this Section 5) one hundred percent (100%) of the difference between such increased amount which is applicable to the entire Property, not just the Premises, and the amount which would otherwise have been payable; it being the parties intention that such increased amount not be passed through to either the Landlord or other tenants. The Landlord shall cooperate in such contest proceedings, but any costs or expenses incurred by Landlord shall be payable by Tenant as Additional Rent.

        6. USE OF PREMISES AND COMMON AREAS.

                 6.1. Nature of Use. The Tenant shall use the Premises only for general office purposes (including computer system integration purposes), and for no other purpose whatsoever.

                 6.2. Compliance with Law and Covenants.

                        6.2.1 Tenant's Compliance. The Tenant, throughout the
                Term and at its sole expense, in its use and possession of the Premises, shall:

                                (a) comply promptly and fully with (i) all laws,
                        ordinances, notices, orders, rules, regulations and requirements of all federal, state and municipal governments and all departments, commissions, boards and officers thereof, including but not limited to The Americans with Disabilities Act, 42 U.S.C. 12101 et. seq., and the ADA Disability Guidelines promulgated with respect thereto, and (ii) all requirements (Y) of the National Board of Fire Underwriters (or any other body now or hereafter constituted exercising similar functions) which are applicable to any or all of the Premises, or (Z) imposed by any policy of insurance covering any or all of the Premises and required by section 7 to be maintained by the Tenant, and (iii) all covenants and restrictions which may encumber the title to any or all of the Premises, all if and to the extent that any of such requirements relate to any or all of the Premises;

                                (b) (without limiting the generality of the
                        foregoing provisions of this subsection) keep in force throughout the Term all licenses, consents and permits necessary for the lawful use of the Premises for the purposes herein provided;

                                (c) pay when due all personal property taxes,
                        income taxes, license fees and other taxes assessed, levied or imposed upon the Tenant or any other person in connection with the Tenant's operation of its business upon the Premises or Tenant's use thereof in any other manner;

                                (d) not obstruct or interfere with the rights of
                        other tenants; and

                                (e) not allow the transmission of any loud or
                        objectionable sounds or noises from the Premises.

        Notwithstanding anything to the contrary contained herein, with respect to The Americans with Disabilities Act and the ADA Disability Guidelines thereto, after substantial completion the Tenant shall be responsible for the entire Premises, including all Premises entry doors and signage (subject, however, to the provisions of subsection 10.2), and the Landlord shall be responsible for the Building and the Common Areas.

                        6.2.2 Landlord's Compliance. Notwithstanding anything to the contrary contained herein, the Landlord, throughout the Term, shall comply with (i) all laws, ordinances, notices, orders, rules, regulations and requirements of federal, state and municipal governments and all departments, commissions, board and officers thereof, including but not limited to The Americans with Disabilities Act, and (ii) all covenants and restrictions which may encumber the title to any or all of the Property.

                6.3.    Mechanics' Liens.

                        6.3.1. Without limiting the generality of the foregoing provisions of this section, the Tenant shall not create or permit to be created, and if created shall discharge or have released, any mechanics' or materialmens' lien arising while this Lease is in effect and affecting any or all of the Premises, the Building and/or the Property, and the Tenant shall not permit any other matter or thing whereby the Landlord's estate, right and interest in any or all of the Premises, the Building and/or the Property might be impaired. The Tenant shall defend, indemnify and hold harmless the Landlord against and from any and all liability, claim of liability or expense (including but not limited to that of reasonable attorneys' fees) incurred by the Landlord on account of any such lien or claim.

                        6.3.2. If the Tenant fails to discharge any such lien within fifteen (15) days after it first becomes effective against any of the Premises, the Building and/or the Property, then, in addition to any other right or remedy held by the Landlord on account thereof, the Landlord may (a) discharge it by paying the amount claimed to be due or by deposit or bonding proceedings, and/or (b) in any such event compel the prosecution of any action for the foreclosure of any such lien by the lienor and pay the amount of any judgment in favor of the lien or with interest, costs and allowances. The Tenant shall reimburse the Landlord for any amount paid by the Landlord to discharge any such lien and all expenses incurred by the Landlord in connection therewith, together with interest thereon at the Interest Rate from the respective dates of the Landlord's making such payments or incurring such expenses (all of which shall constitute Additional Rent).

                        6.3.3.  Nothing in this Lease shall be deemed in any way
(a) to constitute the Landlord's consent or request, express or implied, that any contractor, subcontractor, laborer or materialman provide any labor or materials for any alteration, addition, improvement or repair to any or all of the Premises, the Building and/or the Property, or (b) to give the Tenant any right, power or authority to contract for or permit to be furnished any service or materials, if doing so would give rise to the filing of any mechanics' or materialmens' lien against any or all of the Premises, the Building and/or the Property, or the Landlord's estate or interest therein, or (c) to evidence the Landlord's consent that the Premises, the Building and/or the Property be subjected to any such lien.

                6.4. Signs. The Tenant shall have no right to erect signs upon the Premises or the remainder of the Building or the Property unless the Landlord has given its express, written consent thereto, which consent may be withheld in the Landlord's sole discretion; provided, however, that Tenant shall have the right, at its sole cost and expense, to erect one exterior sign on the
Building: (a) at a location mutually agreeable to Landlord and Tenant; and (b) subject to Landlord's approval as to type, size and color, which consent shall not be unreasonably withheld; subject, however, to Tenant's full compliance with all laws, rules and regulations of governmental authorities having jurisdiction over such signage, and compliance with any restrictive covenants applicable to the Property (including the obtainment of any consents required by such covenants). The Landlord shall provide: (a) at the Landlord's sole expense, two
(2) lines in the lobby directory of the Building identifying the Tenant or its business, at Landlord's sole expense; and (b) three (3) additional lines at Tenant's sole expense.

                6.5.    License.

                        6.5.1. Grant of License. The Landlord hereby grants to the Tenant a non-exclusive license to use (and to permit its officers, directors, agents, employees and invitees to use), in the course of conducting business at the Premises, those areas and facilities of the Property which may be designated by the Landlord from time to time as common areas (portions of which may from time to time be relocated and/or reconfigured by the Landlord in its sole discretion so long as reasonable access to and from the Premises is maintained) (the "Common Areas"), which Common Areas include footways, sidewalks, Parking Areas, lobbies, elevators, stairwells, corridors, restrooms and certain exterior areas on the Property, subject, however, to the Rules and Regulations. "Parking Areas" shall mean those portions of the Common Areas which from time to time are designated by the Landlord for the parking of automobiles and other automotive vehicles while engaged in business upon the Premises (other than while being used to make deliveries to and from the Premises). The Tenant shall be permitted access to the Premises twenty-four (24) hours a day, seven
(7) days a week.

                        6.5.2. Non-Exclusive License. Such license shall be exercised in common with the exercise thereof by the Landlord, the other tenants or occupants of the Property, and their respective officers, directors, agents, employees and invitees.

                        6.5.3. Parking Areas; Changes. The Landlord reserves the right to change the entrances, exits, traffic lanes, boundaries and locations of the Parking Areas. All Parking Areas and facilities which may be furnished by the Landlord in or near the Property, including any employee parking areas, truckways, loading docks, pedestrian sidewalks and ramps, landscaped areas and other areas and improvements which may be provided by the Landlord for the Tenant's exclusive use or for general use, in common with other tenants, their officers, agents, employees and visitors, shall at all times be subject to the Landlord's exclusive control and management, and the Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect thereto. The Landlord shall have the right to (a) police the Common Areas, (b) establish and from time to time to change the level of parking surfaces, (c) close all or any portion of the Common Areas to such extent as, in the opinion of the Landlord's counsel, may be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or to the public therein, provided that such closure does not deprive Tenant of access to the Premises, (d) close temporarily all or any portion of the Parking Areas, (e) discourage non-tenant parking, other than Tenant's invitees; and (f) do and perform such other acts in and to the Common Areas as, in the use of good business judgment, the Landlord determines to be advisable with a view to the improvement of the convenience and use thereof by tenants, their officers, agents, employees and visitors. The Tenant shall cause its officers, agents and employees to park their automobiles only in such areas as the Landlord from time to time may designate by written notice to the Tenant as employee parking areas, and the Tenant shall not use or permit the use of any of the Common Areas in any manner which will obstruct the driveways or throughways serving the Parking Areas or any other portion of the Common Areas allocated for the use of others. The Tenant shall not keep parked vehicles on the Parking Areas overnight except for occasional non-recurring employee overnight parking. The Landlord shall not charge Tenant's employees for the use of the Parking Areas. The Tenant shall have the right to utilize no less than forty percent (40%) of the number of parking spaces located on the Property on the Effective Date; and Landlord shall designate five (5) of the aforementioned spaces as reserved spaces reasonably close to the Building entrance for Tenant's use; but Landlord shall not be required to monitor the use of such spaces.

                        6.5.4. Alterations. The Landlord reserves the right at any time and from time to time (i) to change or alter the location, layout, nature or arrangement of the Common Areas or any portion thereof, including but not limited to the arrangement and/or location of entrances, passageways, doors, corridors, stairs, lavatories, elevators, Parking Areas, and other public areas of the Building, and (ii) to construct additional improvements on the Property and make alterations thereof or additions thereto and build additional stories on or in any such buildings adjoining the same; provided, however, that no such change or alteration shall deprive the Tenant of access to the Premises, or otherwise materially interfere with Tenant's use of the Premises.

                        6.5.5.  Use of Common Areas.

                                (a)     The Landlord shall at all times have
full and exclusive control, management and direction of the Common Areas. Without limiting the generality of the foregoing, the Landlord shall maintain and operate lighting facilities on all of the Common Areas.

                                (b)     The Tenant shall use that area
designated by the Landlord as the refuse collection area, and shall not place or maintain anywhere within the Property, other than within the area which may be designated by Landlord from time to time as such refuse collection area, any trash, garbage or other items, except as may otherwise be expressly permitted by this Lease.

                                (c)     In its use of the Common Areas, the
Tenant shall take reasonable efforts to prevent its agents, employees, invitees, visitors and guests from taking any of the following actions:

                                (i) the parking or storage of automobiles, or
                        other automotive vehicles anywhere within the Property if such vehicles lack current, valid license plates, or other than in the Parking Areas (and the individual parking spaces from time to time designated therein), or anywhere within the Property if the body, windows or other exterior portions of such vehicles are in an obvious state of damage or disrepair;

                                (ii) the performance of any body work,
                        maintenance or other repairs to vehicles, or the painting of any vehicle, anywhere within the Premises or the rest of the Property; or

                                (iii) the parking or storage of any trucks or
                        vans weighing over three-quarters (3/4) of one ton, except for purposes of temporary loading and unloading and occasional overnight parking.

                6.6. Liability of Landlord. The Landlord and its agents and employees shall not be liable to the Tenant or any other person whatsoever (a) for any injury to person or damage to property caused by any defect in or failure of equipment, pipes, wiring or broken glass, or the backing up of any drains, or by gas, water, steam, electricity or oil leaking, escaping or flowing into the Premises, or (b) for any loss or damage that may be occasioned by or through the acts or omissions of any other tenant of the Property or of any other person whatsoever, other than for any injury or loss resulting from the gross negligence or intentional wrongdoing of the Landlord's duly authorized employees or agents.

                6.7. Floor Load. The Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry. The Landlord reserves the right to prescribe the weight and position of all safes and other heavy equipment, and to prescribe the reinforcing necessary, if any, which in the opinion of the Landlord may be required under the circumstances, such reinforcing to be at the Tenant's sole expense. Business machines and mechanical equipment shall be placed and maintained by the Tenant in settings sufficient in the Landlord's judgment to absorb and prevent vibration and noise, and the Tenant shall, at its sole expense, take such steps as the Landlord may direct to remedy any such condition.

                6.8. Hazardous Materials. The Tenant warrants and agrees that the Tenant shall not cause or permit any Hazardous Materials to be brought upon, kept or used in or about the Premises by the Tenant, its agents, employees, contractors or invitees. If the Tenant breaches the obligations stated in the preceding sentence, then the Tenant shall indemnify, defend and hold the Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises, the Building and the Property generally, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Building or the Property generally, damages from any adverse impact on marketing of space in the Building, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Term as a result of such contamination. This indemnification of the Landlord by the Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any governmental authority because of Hazardous Material present in the soil or ground water or under the Premises or the Property generally. As used herein (i) "Environmental Laws" means the Clean Air Act, the Resource Conservation Recovery Act of 1976, the Hazardous Material Transportation Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, the Consumer Product Safety Act, the Clean Water Act, the Federal Water Pollution Control Act, the National Environmental Policy Act, Md. Nat. Res. Code Ann., Title 8, and Md. Env. Code Ann., Title 7, as each of the foregoing shall be amended from time to time, and any similar or successor laws, federal, state or local, or any rules or regulations promulgated thereunder; and (ii) "Hazardous Materials" means and includes asbestos; "oil, petroleum products and their by-products;" "hazardous substances;" "hazardous wastes" or "toxic substances," as those terms are used in Environmental Laws; or any substances or materials listed as hazardous or toxic in the United States Department of Transportation, or by the Environmental Protection Agency or any successor agency under any Environmental Laws. The Landlord represents and warrants that to its knowledge no Hazardous Materials are located on the Property or effect the Premises and that the Property is not now in violation of any Environmental Laws. Landlord shall defend, indemnify and save Tenant harmless from any claims, fines, penalties, liabilities, losses, damages, costs and expenses (including reasonable attorney's fees, and other costs of defense) which arise from the violation of any Environmental Laws or any leak, spill, release, discharge, disposal or emission of Hazardous materials that has occurred on the Premises or the Property prior to the Commencement Date, or caused subsequent thereto by the Landlord, its agents, employees or invitees, that does not result from Tenant's breach of its obligations under this Section 6.8.

        7.      INSURANCE AND INDEMNIFICATION.

                7.1. Insurance. At all times from and after the earlier of (i) the entry by the Tenant into the Premises, and (ii) the Rent Commencement Date, the Tenant shall take out and keep in full force and effect, at its expense:

                        (a) commercial general liability insurance, including Blanket Contractual Liability, Broad Form Property Damage, Completed Operations/Products Liability, Personal Injury Liability, Premises Medical Payments, Interest of Employees as additional insureds, Incidental Medical Malpractice and Broad Form General Liability Endorsement, with a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate;

                        (b) special form property insurance (including but not limited to burglary and theft insurance and plate glass insurance) written at full replacement cost value and with replacement cost endorsement in an amount not less than One Million Dollars ($1,000,000.00) covering all of Tenant's property, including, without limitation, inventory, trade fixtures, floor coverings, furniture, electronic data processing equipment and any other property removable by Tenant under the provisions of this Lease, except for improvements which are part of the Landlord's Work;

                        (c) worker's compensation or similar insurance in form and amounts required by law; and

                        (d) such other insurance in such types and amounts as Landlord may reasonably require.

                7.2. Tenant's Contractor's Insurance. The Tenant shall require any contractor of the Tenant performing physical facilities-related work in, on or about the Premises on behalf of Tenant to take out and keep in full force and effect, at no expense to the Landlord:

                        (a) commercial general liability insurance, including Contractor's Liability coverage, Blanket Contractual Liability coverage, Broad Form Property Damage Endorsement, Contractor's Protective Liability, Completed Operations/Products Liability (Completed Operations/Products Liability coverage to be provided for at least two (2) years after final completion of work), Personal Injury, Premises Medical Payments, Interest of Employees as additional insureds, Incidental Medical Malpractice and Broad Form General Liability Endorsement, in an amount not less than One Million Dollars ($1,000,000) combined single limit per occurrence and Two Million Dollars ($2,000,000) in the aggregate;

                        (b) comprehensive automobile liability insurance, with a combined single limit of not less than One Million Dollars ($1,000,000) covering all owned, non-owned or hired automobiles to be used by the contractor;
(c) worker's compensation or similar insurance in form and amounts required by law; and

                        (d) employers liability coverage, including All States Endorsement, in an amount not less than One Million Dollars ($1,000,000).

                7.3.    Policy Requirements.

                        7.3.1. The company or companies writing any insurance which the Tenant is required to take out and maintain or cause to be taken out or maintained pursuant to subsections 7.1 and/or 7.2, shall be licensed to do business in the State of Maryland and have a rating of at least A or better and a financial size rating of XII or larger from Best's Key Rating Guide and Supplemental Service (or comparable rating from a comparable insurance rating service). Public liability and all-risk casualty insurance policies evidencing such insurance shall name the Landlord, and their designees (including, without limitation, any Mortgagee) as additional insureds, shall be primary and noncontributory, and shall also contain a provision by which the insurer agrees that such policy shall not be cancelled, materially changed, terminated or not renewed except after thirty (30) days' advance written notice to the Landlord and/or such designees. All such policies, or certificates thereof, shall be deposited with the Landlord promptly upon commencement of the Tenant's obligation to procure the same. None of the insurance which the Tenant is required to carry and maintain or cause to be carried or maintained pursuant to subsections 7.1 and/or 7.2 shall contain deductible provisions in excess of Two Thousand Five Hundred Dollars ($2,500), unless approved in writing in advance by the Landlord. If the Tenant fails to perform any of its obligations pursuant to this section 7, the Landlord may perform the same and the cost thereof shall be payable by the Tenant as Additional Rent upon the Landlord's demand therefor.

                        7.3.2. The Landlord and the Tenant agree that on January 1 of the second (2nd) full calendar year during the Term and on January 1 of every second (2nd) calendar year thereafter, the Landlord will have the right to request commercially reasonable changes in the character and/or amounts of insurance required to be carried by the Tenant pursuant to the provisions of this section 7, and the Tenant shall comply with any requested change in character and/or amount within thirty (30) days after the Landlord's request therefor.

                7.4.    Indemnities by Tenant and Landlord.

                        7.4.1. Subject to the provisions of Sections 7.4.3 and 7.8, the Tenant, for itself and its successors and assigns, to the extent permitted by law, shall defend, indemnify and hold harmless the Landlord, the Landlord's agents, representatives and employees, and any Mortgagee against and from any and all liability or claims of liability by any person asserted against or incurred by the Landlord and/or such agent or Mortgagee in connection with
(i) the use, occupancy, conduct, operation or management of the Premises by the Tenant or any of its agents, contractors, servants, employees, licensees, concessionaires, suppliers, materialmen or invitees during the Term; (ii) any work or thing whatsoever done or not done on the Premises during the Term; (iii) any breach or default in performing any of the obligations under the provisions of this Lease and/or applicable law by the Tenant or any of its agents, contractors, servants, employees, licensees, suppliers, materialmen or invitees during the Term; (iv) any negligent, intentionally tortuous or other act or omission by the Tenant or any of its agents, contractors, servants, employees, licensees, concessionaires, suppliers, materialmen or invitees during the Term; or (v) any injury to or death of any person or any damage to any property occurring upon the Premises (whether or not such event results from a condition existing before the execution of this Lease or resulting in the termination of this Lease), and from and against all costs, expenses and liabilities incurred in connection with any claim, action, demand, suit at law, in equity or before any administrative tribunal, arising in whole or in part by reason of any of the foregoing (including, by way of example rather than of limitation, the fees of attorneys, investigators and experts), all regardless of whether such claim, action or proceeding is asserted before or after the expiration of the Term or any earlier termination of this Lease.

                        7.4.2. If any such claim, action or proceeding is brought against the Landlord and/or any agent or Mortgagee, the Tenant, if requested by the Landlord or such agent or Mortgagee, and at the Tenant's expense, promptly shall resist or defend such claim, action or proceeding or cause it to be resisted or defended by


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



an insurer. The Landlord, at its option, shall be entitled to participate in the selection of counsel, settlement and all other matters pertaining to such claim, action or proceeding, all of which shall be subject, in any case, to the prior written approval of the Landlord.

                        7.4.3. Subject to the provisions of subsection 7.8, the Landlord hereby agrees for itself and its successors and assigns to indemnify and save the Tenant, its agents, representatives and employee, harmless from and against any liability or claims of liability arising solely out of the gross negligence or intentional acts and omissions of the Landlord, its agents or employees.

                7.5. Landlord Not Responsible for Acts of Others. The Landlord shall not be responsible or liable to the Tenant, or to those claiming by, through or under the Tenant, for any loss or damage which may be occasioned by or through the acts or omissions of persons occupying or using space adjoining the Premises or any part of the premises adjacent to or connecting with the Premises or any other part of the Building or the Property, or for any loss or damage resulting to the Tenant (or those claiming by, through or under the Tenant) or its or their property, from (a) the breaking, bursting, stoppage or leaking of electrical cable and/or wires, or water, gas, sewer or steam pipes,
(b) falling plaster, or (c) dampness, water, rain or snow in any part of the Building. To the maximum extent permitted by law, the Tenant agrees to use and occupy the Premises, and to use such other portions of the Property as the Tenant is herein given the right to use, at the Tenant's own risk.

                7.6. Landlord's Insurance. During the Term, the Landlord shall maintain: (a) all risk insurance on the Property at full replacement cost against loss or damage by fire and all of the hazards included in the extended coverage endorsement, (b) commercially reasonable amounts of comprehensive liability and property damage insurance with respect to the Property and all improvement other than those required to be insured by Tenant or other tenants, against claims for personal injury or death, or property damage suffered by others occurring in, on or about the Property, and (c) any other insurance, in such form and in such amounts as are deemed reasonable by the Landlord, including, without limitation, rent continuation and business interruption insurance, theft insurance and workers' compensation, flood and earthquake, and boiler and machinery insurance. The costs and expenses of any and all insurance carried by the Landlord pursuant to the provisions of this subsection 6.6 shall be deemed a part of Operating Costs.

                7.7. Increase in Insurance Premiums. The Tenant shall not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Premises, the Building or the Property which will contravene the Landlord's policies of hazard or liability insurance or which will prevent the Landlord from procuring such policies from companies acceptable to the Landlord. If anything done, omitted to be done, or suffered by the Tenant to be kept in, upon or about the Premises, the Building or the Property shall cause the rate of fire or other insurance on the Premises, the Building or the Property to be increased beyond the minimum rate from time to time applicable to the Premises or to any such other property for the use or uses made thereof, the Tenant shall either:
(a) cease or modify such activity so as to eliminate such increase in insurance rate; or (b) pay to the Landlord, as Additional Rent, the amount of any such increase upon the Landlord's demand therefor.

                7.8. Waiver of Right of Recovery. To the extent that any loss or damage to the Premises, the Building the Property, any building, structure or other tangible property, or resulting loss of income, or losses under workers' compensation laws and benefits, are covered by insurance, neither party shall be liable to the other party or to any insurance company insuring the other party (by way of subrogation or otherwise), even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees; provided, however, that if, by reason of the foregoing waiver, either party shall be unable to obtain any such insurance, then such waiver shall be deemed not to have been made by such party. Notwithstanding the foregoing, in the event that such waiver of subrogation shall not be available to either party except through the payment of additional premium therefor, the other party shall pay such additional premium.

        8. SERVICES AND UTILITIES. As long as an Event of Default shall not exist, the Landlord shall provide the following services and utilities:

                (a) nightly janitorial services Monday through Friday in and about the Premises, which shall include normal cleaning and upkeep services, normal removal of trash and rubbish, and vacuuming of carpeting;

                (b) electric current for lighting and the operation of HVAC and office equipment;

                (c) two (2) elevators to be used in common with other tenants and available on call twenty-four hours a day, seven days a week, provided that such service may be reduced to one (1) elevator during periods of repairs, construction or tenant move-in.

                (d) restroom facilities and necessary lavatory supplies, including hot and cold running water at the points of supply, as provided for general use of all tenants in the Building; and

                (e) the provision and installation of replacement tubes for all Building Standard light fixtures.

                As use herein, "normal business hours" shall be deemed to mean the periods from 8:00 a.m. until 6:00 p.m. on business days (Monday through Friday except legal holidays) and from 8:00 a.m. until 1:00 p.m. on Saturdays.

                The Landlord reserves the right to reduce or discontinue, upon five (5) days' prior written notice to the Tenant, any such services and utilities at any time after the occurrence of an Event of Default. The Landlord shall not be liable for any damages resulting from or arising out of any such termination or interruption, and the same shall not constitute a termination of this Lease or an eviction of the Tenant. Any failure by the Landlord to furnish any of the foregoing services or utilities, resulting from circumstances beyond the Landlord's reasonable control or from interruption of such services due to repairs or maintenance, shall not render the Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of the Tenant, nor cause an abatement of rent hereunder, nor relieve the Tenant from any of its obligations hereunder. Notwithstanding the foregoing, in the event of an interruption in utilities or services for a period greater than seven (7) consecutive days, that renders any portion of the Premises unusable for the normal conduct of Tenant's business, then all Base Rent and Additional Rent payable hereunder with respect to such portion of the Premises which is unusable shall thereafter be abated retroactively to the first day of interruption (but only to the extent such business interruption is not otherwise covered by insurance carried by Tenant), and such abatement shall continue until full use of such portion of the Premises is restored to Tenant. Landlord shall endeavor in good faith to promptly commence and diligently pursue to completion any work reasonably necessary to restore the utility or service so interrupted. If any public utility or governmental body shall require the Landlord or the Tenant to restrict the consumption of any utility or reduce any service for the Premises or the Building, the Landlord and the Tenant shall comply with such requirements, whether or not the services and utilities referred to in this section 8 are thereby reduced or otherwise affected, without any liability on the part of the Landlord to the Tenant or any other person or any reduction or adjustment in rent payable hereunder. The Landlord and its agents shall be permitted reasonable access to the Premises for the purpose of installing and servicing systems within the Premises deemed necessary by the Landlord to provide the services and utilities referred to in this section 8 to the Tenant and other tenants in the Building.

                With respect to the electrical service for normal business usage supplied to the Premises pursuant to subsection (b) of this Section 8, the Tenant's use of electrical service furnished by the Landlord will be subject to the following limitations:

                (i) Design Load. The Tenant's lighting will not have a design load greater than an average of two (2) watts per square foot and four (4) watts per square foot electrical power. Collectively, the Tenant's equipment and lighting will not have an electrical design load greater than the lesser of actual current Building capacity, or an average of six (6) watts per square foot. If the Building's electrical service does not currently have sufficient capacity to permit Tenant to draw an average of six (6) watts per square foot, then the parties shall implement a mutually acceptable course of action to increase Building capacity.

                (ii)    Primary Consumption. The Base Rent set forth in Section
                        4.1 hereof includes an allowance of One and 75/100ths Dollars ($1.75) per square foot of the Premises for electrical service (the "Electrical Expense Stop") for HVAC, lighting and electrical power for the Premises and such of the Common Areas as are located on the second floor of the building (collectively, the "Electrical Service Area"). In connection with the construction of the Landlord's Work and Space Improvements, Landlord and Tenant shall undertake the installation of a submeter to measure all electrical service for the Electrical Service Area. The cost of such installation shall be allocated as follows: (a) Landlord shall pay the first Seven Hundred Fifty Dollars ($750.00); (b) Tenant shall pay, or reimburse Landlord for the next Seven Hundred Fifty Dollars (($750.00); and (c) the parties shall each pay (or reimburse Landlord) one-half of any amount in excess of (b). If the cost of the electrical service supplied to the Electrical Service Area during any calendar quarter, prorated for partial calendar quarters, exceeds $.4375 per square foot, then Tenant shall reimburse the Landlord for the cost of such excess service. Notwithstanding the foregoing, Tenant shall not be required to pay any such excess costs for any calendar quarter if the excess costs for such quarter, together with the electrical service costs for prior quarters, are less than the product of $.4375 times the number of calendar quarters that have expired in the current year. By way of example, but not of limitation, if the cost of electrical service for the first quarter of the Lease year is $.40 per square foot and the cost of electrical service for the second quarter is $.4750, then the Tenant shall not be required to pay the difference between $.4375 and $.4750 for excess electrical service costs for said second calendar quarter. The Landlord will bill the Tenant no more frequently than quarterly for such excess service and the Tenant will pay each such invoice within thirty (30) days following the Tenant's receipt thereof. The Tenant will have the right for a period of thirty (30) days following receipt of a statement for such services to inspect at reasonable times and places the Landlord's records forming the basis for such statements. Within sixty (60) days after the end of each calendar year during the Term, the Landlord shall compute the annual cost of electrical service for the Electrical Service Area for the preceding calendar year, prorated for any partial calendar year, and shall submit to Tenant a statement certified as accurate by Landlord setting forth such cost and the amount of quarterly payments made by the Tenant during the preceding calendar year (the "Electrical Expense Statement"). If the cost of electrical service stated in the Electrical Expense Statement is less than the electrical Expense Stop (prorated for any partial calendar year), then no adjustment shall be made unless during the preceding calendar year the Tenant had made a quarterly payment for excess service pursuant to the foregoing provisions of this subsection; in which event the amount of such prior payment shall be credited to the Tenant's next accruing quarterly payment (or payments) for excess electrical service. If the cost of electrical service stated in the Electrical Expense Statement is greater than the Electrical Expense Stop (prorated for any partial calendar year), then the amount of all quarterly payments made by the Tenant during the preceding calendar year shall be subtracted from such excess and the balance remaining due to Landlord, if any, shall be paid by Tenant with its next payment of Base Rent. If, however, the total amount of quarterly payments made by Tenant during the preceding calendar year are greater than the difference between the actual cost of electrical service and the Electrical Expense Stop, then the amount by which Tenant's quarterly payments exceed such difference shall be credited to the Tenant's next accruing quarterly payment (or payments) for excess electrical service.

                (iii) Excess Consumption. If the Tenant's consumption of electrical service exceeds the design loads prescribed by subparagraph (i) above, the Tenant will remove such equipment and/or design lighting to achieve such compliance within ten (10) days after receiving a request do so from the Landlord. Alternatively, such equipment and/or lighting may remain in the Premises, subject to the following: (a) the Tenant will pay to the Landlord as Additional Rent, within thirty (30) days after the Landlord's delivery of an invoice therefor, all reasonable costs of installation and maintenance of wiring, air conditioning and other items required by the Landlord, in the Landlord's reasonable discretion, to accommodate the Tenant's excess design loads and capacities; (b) the Tenant will pay to the Landlord as Additional Rent, within thirty (30) days after the delivery of an invoice therefor, the cost of a professional engineer's services and survey to determine the excess demand and consumption of electrical service;
                        (c) the Tenant will pay to the Landlord as Additional Rent, within thirty (30) days after the Landlord's delivery of an invoice therefor, the cost of the excess demand and consumption of electrical service at actual rates assessed by the public utility serving the Building, which reimbursement to the Landlord will be in accordance with any applicable laws; and (d) not less than thirty (30) days prior written notice delivered to the Tenant, discontinue the availability of such extraordinary electrical service, provided such electrical service is available directly to the Tenant from the public utility serving the Building. If the Landlord gives any such notice, the Tenant will contract directly with the public utility serving the Building to supply such electrical service to the Premises.

        9.      REPAIRS AND MAINTENANCE.

                9.1. Landlord's Duty to Maintain Structure. The Landlord shall maintain or cause to be maintained in good operating condition: (a) the Building (outside the Premises except to the extent otherwise provided in Section 9.2.1) and Common Areas mechanical, electrical and plumbing systems; and (b) the structure of the Building and shall be responsible for all structural repairs to the exterior walls, load bearing elements, foundations, roofs, windows, structural columns and structural floors with respect thereto, and the Landlord shall make all required repairs thereto, provided, however, that if the necessity for such repairs shall have arisen, in whole or in part, from the negligence or willful acts or omissions of the Tenant, its agents, concessionaires, officers, employees, licensees, invitees or contractors, or by any unusual use of the Premises by the Tenant, then the Landlord may collect the cost of such repairs, as Additional Rent, upon demand.

                9.2.    Tenant's Duty to Maintain Premises.

                        9.2.1. Except as provided in subsection 9.1, the Tenant shall keep and maintain the Premises and all fixtures, equipment, light fixtures, doors (including, but not limited to, entrance doors to the Premises), door hardware, carpeting, floor and wall tiles, window and door glass, security systems, ventilation fans, window and door treatments (including, but not limited to, blinds, shades, screens and curtains), plumbing fixtures and drains, ceiling tiles and grids, counters, shelving, light switches, base cove and moldings, locks, kitchen equipment and appliances (including, but not limited to, tissue dispensers, handrails, mirrors, cabinets, disposals, dishwashers, sinks, faucets, drinking fountains and water purifiers) located therein in a good, safe, clean and sanitary condition, ordinary wear and tear excepted, and in compliance with all legal requirements with respect thereto. Except as provided in subsection 9.1, all injury, breakage and damage to the Premises (and to any other part of the Building and/or the Property, if caused by any act or omission of the Tenant, its agents, concessionaires, officers, employees, licensees, invitees or contractors) shall be repaired or replaced by the Tenant at its expense (to the extent not covered by Landlord's insurance). Except for Building systems serving all or other tenants, the Tenant shall keep and maintain all pipes and conduits and all mechanical, electrical and plumbing systems installed or contained within the Premises which serve the Premises in good, safe, clean and sanitary condition and shall make all required repairs thereto; provided, however, that the Landlord shall maintain and repair the HVAC system which exclusively serves the Premises and the bathrooms and transformers located on the second floor of the Building. In the event the Landlord agrees, upon request by the Tenant, to repair or maintain any of the items listed in this subsection 9.2.1, the Tenant shall pay all costs and expenses in connection with the Landlord's repair or maintenance services, including, but not limited to, wages, materials and mileage reimbursement. Tenant shall have the option of making said repairs with: (1) its own employees; (2) a service or repair organization acceptable to the Landlord or Landlord's management agent; or (3) Landlord's in house or contract management staff. Tenant will promptly reimburse Landlord for costs Landlord incurred, plus 5%, in making or arranging for the making of the repair.

                        9.2.2. The Tenant shall keep the Premises in a neat, clean and orderly appearance to a standard of cleanliness and hygiene reasonably satisfactory to the Landlord. The Tenant also shall maintain the Premises free of all pests. The Tenant shall surrender the Premises at the expiration of the Term or at such other time as the Tenant may vacate the Premises in as good condition as when received, except for (i) ordinary wear and tear, (ii) damage by casualty (other than such damage by casualty which is caused, in whole or in part, by the negligence or willful act or omissions of the Tenant, its agents, officers, employees, licensees, invitees or contractors and which is not wholly covered by the Landlord's hazard insurance policy), or (iii) acts of God.

        10.     IMPROVEMENTS.

                10.1. By Landlord. The Landlord shall make the improvements to the Premises which are set forth in the plans and specifications listed in Exhibit B (the " Landlord's Work"). The Landlord shall also make the improvements to the Premises (the "Space Improvements") which are to be set forth on plans and specifications to be submitted by the Tenant to the Landlord for its approval (the "Tenant's Plans and Specifications"). The Tenant shall submit the Tenant's Plans and Specifications to the Landlord on or before February 27, 1998, and within five (5) days after receipt of the Tenants Plans and Specifications the Landlord shall provide to the Tenant any comments the Landlord may have to the Tenant's Plans and Specifications. Within five (5) days after the receipt of the Landlord's comments, the Tenant shall cause the Tenant's Plans and Specifications to be: (a) revised to incorporate the Landlord's comments; and (b) submitted to Baltimore County for its approval. The Landlord and the Tenant shall work cooperatively to cause the Tenant's Plans and Specifications to be approved as promptly as possible. The Landlord shall not unreasonably withhold its approval of the Tenant's Plans and Specifications. The Landlord shall pay for the cost of such Space

Improvements up to Seventeen and 50/100ths Dollars ($17.50) per rentable square foot of the Premises; provided, that Landlord shall not be required to pay more than $1.50 of said $17.50 for electrical, computer and telephone wiring of modular furniture. In the event the cost of the Space Improvements, together with the design fees and the cost of the construction drawings in connection therewith, exceeds $17.50 per square foot, the Tenant shall pay to the Landlord the amount incurred by the Landlord in excess thereof, which excess amount shall be paid by the Tenant to the Landlord within fifteen (15) days after the Landlord notifies the Tenant of such excess cost and supplies the Tenant with appropriate documentation showing excess cost.

                        10.1.1 Construction Agreement. On or before March 20, 1998, the Landlord and the Tenant will select a contractor (the "General Contractor") for the construction of the Space Improvements and the Landlord will prepare and submit to the contractor a construction agreement acceptable to Landlord and Tenant (the "Construction Agreement"). To select the General Contractor the Landlord and the Tenant will each provide to the other a list of no more than two (2) potential contractors to the other party on or before February 20, 1998. On or before March 9, 1998, the Landlord and the Tenant will then extend an invitation to bid on the construction of the Space Improvements to no fewer than three (3) of the potential contractors which will be jointly selected by the Landlord and the Tenant from the parties' combined list of potential contractors. Firm bids from the three contractors selected shall be due on or before March 16, 1998. Within four (4) business days after the bids are received, the Landlord and the Tenant will examine the bids and jointly select the bid which will most accurately achieve the purposes and interests of both the Landlord and the Tenant, even if such bid is not the lowest bid.

                        10.1.2 Construction. The Construction Agreement shall provide for the commencement of construction on or before April 1, 1998. If the commencement of construction of the Space Improvements has not occurred by May 1st, then the Tenant shall have the right for a period commencing on May 1st and ending at midnight on May 6th, to terminate this Lease on written notice to the Landlord delivered to Landlord by midnight on May 6th, and in such event this Lease shall be null and void and neither party shall have any further obligation hereunder except as hereinafter set forth in this Section 10.1.2. Notwithstanding the foregoing, if the failure to commence construction by May 1, 1998: (a) results from the Tenant's failure to comply with the schedule set forth in Section 10.1.1 above; or (b) is otherwise attributable to the actions or omissions of the Tenants, including, without limitation, the issuance of change orders by Tenant; then said May 1st and May 6th dates shall be extended by one day for each day of delay in the commencement of construction beyond May 1st resulting therefrom. In order to expedite construction of the Space Improvements, the Tenant may by written notice delivered to the Landlord on or before March 1, 1998, authorize and direct the Landlord to proceed with the demolition of all or a portion of the improvements located in the Premises on the Effective Date with such forces as the Landlord may elect, in its sole discretion. If Tenant so authorizes and directs the Landlord to proceed with demolition and thereafter terminates this Lease pursuant to the foregoing provisions of this Section 10.1.2, then within two (2) business days after such termination Tenant shall pay Landlord all costs and expenses of demolition incurred by the Landlord up to, but not exceeding, Fifty Thousand Dollars ($50,000.00). Tenant's payment shall be a condition subsequent to the effectiveness of Tenant's termination of this Lease. Notwithstanding anything contained in this Lease to the contrary, substantial completion of the Space Improvements shall not be contingent on the delivery or installation or any of Tenant's modular furniture, or other fixtures or equipment; and any delay in achieving substantial completion which results from or arises out of such failure of delivery or installation shall be attributable to the Tenant for purposes of Section 3.1 hereof.

                        10.1.3 Change Orders; Inspection. Any change orders for construction of Space Improvements, work in addition to the work shown in the Tenant's Plans and Specifications, deletion of work shown in the Tenant's Plans and Specifications, the use of any construction materials for construction of Space Improvements other than as provided in the Tenant's Plans and Specifications will be subject to the prior written approval of the Landlord and the Tenant. Any change order must be presented to the other party in writing. Such approval by each of the parties will not be unreasonably withheld or delayed.

                        10.1.4 Asbestos. If asbestos is uncovered during the construction of the Space Improvements, then the Landlord shall remediate the same in compliance with applicable laws at Landlord's sole expense; and the cost of such remediation shall not be charged against the amount paid by Landlord for Space Improvements pursuant to Section 10.1 hereof.

                10.2. Landlord Approval. The Tenant shall not make any alteration, improvement or addition (collectively "Alterations") to the Premises without first (a) presenting to the Landlord plans and specifications therefor and obtaining the Landlord's written consent thereto (which shall not, in the case of (i) non-structural interior Alterations (excluding systems furniture alteration and non-structural alterations less than $7,500 in each instance), or
(ii) Alterations which would not affect any electrical, mechanical, plumbing or other Building systems, be unreasonably withheld so long as such Alterations will not violate applicable law or the provisions of this Lease, or impair the value of the Premises, the Building or the rest of the Property or be visible from the exterior of the Building) and (b) obtaining any and all governmental permits or approvals for such Alterations, which are required by applicable law; provided, that (i) any and all contractors or workmen performing such Alterations must first be approved by the Landlord, (ii) all work is performed in a good and workmanlike manner in compliance with all applicable codes, rules, regulations and ordinances, and (iii) the Tenant shall restore the Premises to its condition immediately before such Alterations were made, by not later than the date on which the Tenant vacates the Premises or the Termination Date, whichever is earlier. The Tenant, at its own expense, shall repair promptly any damage to the Building caused by bringing therein any property for its use, or by the installation or removal of such property, regardless of fault or by whom such damage is caused. As a condition for approving any Alterations on the Premises by the Tenant, the Landlord shall have the right to require the Tenant, or the Tenant's contractor, to furnish a bond in an amount equal to the estimated cost of construction with a corporate surety approved by the Landlord for (i) completion of the construction and (ii) indemnification of the Landlord and the Tenant, as their interests may appear, against liens for labor and materials, which bond shall be furnished before any work has begun or any materials are delivered.

                10.3. Acceptance of Possession. The Tenant shall for all purposes of this Lease be deemed to have accepted the Premises and the Building and to have acknowledged them to be in the condition called for hereunder except with respect to those punch list items and defects of which the Tenant notifies the Landlord within thirty (30) days after the Rent Commencement Date; and except with respect to latent defects so long as Tenant notifies Landlord in writing within thirty (30) days after discovering any such latent defects.

                10.4. Fixtures. Any and all improvements, repairs, alterations and all other property attached to, used in connection with or otherwise installed within the Premises by the Landlord or the Tenant shall become the Landlord's property without payment therefor by the Landlord, immediately on the completion of their installation; provided that any machinery, equipment or fixtures installed by the Tenant and used in the conduct of the Tenant's trade or business (rather than to service the Premises, the Building or the Property generally) and not part of the Building Service Equipment shall remain the Tenant's property; but further provided that if any leasehold improvements made by the Tenant replaced any part of the Premises, such leasehold improvements that replaced any part of the Premises shall be and remain the Landlord's property.

        11. LANDLORD'S RIGHT OF ENTRY. The Landlord and its authorized representatives shall be entitled to enter the Premises without interference with Tenant's business operation, at any reasonable time during the Tenant's usual business hours, after giving the Tenant at least twenty-four (24) hours' oral or written notice thereof, (a) to inspect the Premises, (b) to exhibit the Premises (i) to any existing or prospective purchaser or Mortgagee thereof, or
(ii) during the last twelve (12) months of the Term (or at any time if Tenant is in default after notice and applicable cure periods) to any prospective tenant thereof, provided that in doing so the Landlord and each such invitee observes all reasonable safety standards and procedures which the Tenant may require, and
(c) to make any repair thereto and/or to take any other action therein which the Landlord is permitted to take by this Lease or applicable law (provided, that in any situation in which, due to an emergency or otherwise, the Landlord reasonably believes the physical condition of the Premises, the Building or any part of the Property would be unreasonably jeopardized unless the Landlord were to take such action immediately, the Landlord shall not be required to give such notice to the Tenant and may enter the same at any time). Nothing in this section shall be deemed to impose any duty on the Landlord to make any such repair or take any such action which it is not otherwise obligated to make or take under the terms of that Lease, and the Landlord's performance thereof shall not constitute a waiver of the Landlord's right hereunder to have the Tenant perform such work. The Landlord shall not in any event be liable to the Tenant for any inconvenience, annoyance, disturbance, loss of business or other damage sustained by the Tenant by reason of the making of such repairs, the taking of such action or the bringing of materials, supplies and equipment upon the Premises during the course thereof, and the Tenant's obligations under this Lease shall not be affected thereby; provided, however, that if Tenant is unable to use all of a substantial portion of the Premises for forty-five (45) days for its business purposes, Tenant shall be deemed to be constructively evicted from the Premises or the relevant portion thereof, and Tenant's obligation to pay Base Rent shall be abated from the date all or such relevant portion of the Premises becomes unusable until rendered usable again.

        12.     DAMAGE OR DESTRUCTION.

                12.1. Option to Terminate. If during the Term either the Premises or any portion of the Building or the Property are substantially (meaning more than 20% of the floor area of either) damaged or destroyed by fire or other casualty, the Landlord shall restore the Premises as soon thereafter as is reasonably possible to their condition on the date of completion of the Landlord's Work, taking into account any delay experienced by the Landlord in recovering the proceeds of any insurance policy payable on account of such damage or destruction and in obtaining any necessary permits. If, however, Landlord determines that it can not complete such restoration within one-hundred fifty (150) days after the occurrence of such casualty then either party shall have the right to terminate this Lease upon written notice to the other party delivered within forty-five (45) days after the date of determination that the restoration cannot be completed within said 150-day period; and Tenant shall vacate the Premises within thirty (30) days after the date of termination. If this Lease is not terminated pursuant to this Section 12.1, then until such restoration of the Premises are substantially complete, Tenant shall be required to pay the Rent for only the portion of the Premises that is usable for Tenant's business, unless such casualty was caused by an act or omission of Tenant. Notwithstanding anything to the contrary herein, Landlord shall have the right to terminate this Lease if (a) insurance proceeds are insufficient to pay the full costs of such restoration or (b) zoning or other laws do not permit such restoration.

                12.2. No Termination of Lease. Except as is otherwise expressly permitted by subsection 12.1, no total or partial damage to or destruction of any or all of the Premises shall entitle either party hereto to surrender or terminate this Lease, and the Tenant hereby waives any right now or hereafter conferred upon it by statute or otherwise, on account of any such damage or destruction, to surrender this Lease, to quit or surrender any or all of the Premises; provided, however, that the Tenant shall be proportionately relieved, as set forth in Section 12.1, from its liability hereunder to pay in full the Base Rent, any Additional Rent and all other sums and charges which are otherwise payable by the Tenant hereunder; and Landlord shall restore the Premises to the condition required by Section 12.1.

        13.     CONDEMNATION.

                13.1. Termination of Lease. If ten percent (10%) or more of the Premises and/or of that portion of the Property underlying the Premises is taken by the exercise of any power of eminent domain or is conveyed to or at the direction of any governmental entity under a threat of any such taking (each of which is herein referred to as a "Condemnation"), this Lease shall terminate on the date on which the title to so much of the Premises as is the subject of such Condemnation vests in the condemning authority, unless the parties hereto otherwise agree in writing. If all or any substantial portion of the Building or the Property other than that portion thereof underlying the Premises is taken or conveyed in a Condemnation, then either party shall be entitled, by giving written notice thereof to the other party, to terminate this Lease on the date on which the title to so much thereof as is the subject of such Condemnation vests in the condemning authority. If this Lease is not terminated pursuant to this subsection, the Landlord shall restore any of the Premises damaged by such Condemnation substantially to its condition immediately before such Condemnation, as soon after the Landlord's receipt of the proceeds of such Condemnation as is reasonably possible under the circumstances.

                13.2. Condemnation Proceeds. Regardless of whether this Lease is terminated under this section, the Tenant shall have no right in any such Condemnation to make any claim on account thereof against the condemning authority, except that the Tenant may make a separate claim for the Tenant's moving expenses and the value of the Tenant's trade fixtures, provided that such claim does not reduce the sums otherwise payable by the condemning authority to the Landlord. Except as aforesaid, the Tenant hereby (a) waives all claims which it may have against the Landlord or such condemning authority by virtue of such Condemnation, and (b) assigns to the Landlord all such claims (including but not limited to all claims for leasehold damages or diminution in value of the Tenant's leasehold interest hereunder).

                13.3. Effect on Rent. If this Lease is terminated under this Section, any Base Rent, any Additional Rent and all other sums and charges required to paid by the Tenant hereunder shall be apportioned and paid to the date of such termination. If this Lease is not so terminated in the event of a Condemnation, then this Lease shall continue in full force and effect as to the part of the Premises not condemned, and the Base Rent (and each installment thereof) and the Additional Rent shall be abated from the date on which the title to so much, if any, of the Premises as is the subject of such Condemnation vests in the condemning authority, through the Termination Date, in proportion to the floor area of such portion of the Premises as is the subject of such Condemnation.

                13.4. No Termination of Lease. Except as otherwise expressly provided in this section, no total or partial Condemnation shall entitle either party hereto to surrender or terminate this Lease, or shall relieve the Tenant from its liability hereunder to pay in full the Base Rent, any Additional Rent and all other sums and charges which are otherwise payable by the Tenant hereunder, or from any of its other obligations hereunder, and the Tenant hereby waives any right now or hereafter conferred upon it by statute or otherwise, on account of any such Condemnation, to surrender this Lease, to quit or surrender any or all of the Premises, or to receive any suspension, diminution, abatement or reduction of the Base Rent or any Additional Rent or other sum payable by the Tenant hereunder.


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


        14.     ASSIGNMENT AND SUBLETTING.

                14.1. Landlord's Consent Required. The Tenant shall not assign this Lease, in whole or in part, nor sublet all or any part of the Premises, nor license concessions or lease departments therein, nor otherwise permit any other person to occupy or use any portion of the Premises, nor enter into a management or other similar agreement transferring control of the business operations of Tenant (collectively, a "Transfer"), without in each instance first obtaining the written consent of the Landlord, which consent may be withheld. This prohibition includes any subletting or assignment which would otherwise occur by operation of law, merger, consolidation, reorganization, transfer or other change of the Tenant's corporate or proprietary structure (including, without limitation, the transfer of partnership interests, the creation of additional partnership interests or the transfer of corporate shares or beneficial interests), or an assignment or subletting to or by a receiver or trustee in any federal or state bankruptcy, insolvency or other similar proceedings. Consent by the Landlord to any assignment, subletting, licensing or other transfer shall not (i) constitute a waiver of the requirement for such consent to any subsequent assignment, subletting, licensing or other Transfer, (ii) relieve the Tenant from its duties, responsibilities and obligations under this Lease, or
(iii) relieve any guarantor of this Lease from such guarantor's obligations under its guaranty agreement. Notwithstanding anything to the contrary in subsections 14.1 or 14.2, the Landlord shall not unreasonably withhold its consent to a Transfer provided that (i) the tangible net worth (as determined in accordance with generally accepted accounting principles and is evidenced by a certified financial statement to be submitted to the Landlord) of the assignee or sublessee is not less than the greater of the tangible net worth of the Tenant (a) on the Effective Date and (b) on the day before such Transfer, (ii) such assignee or sublessee continues to operate the business in the Premises in accordance with the permitted use and pursuant to all of the terms and provisions of this Lease, (iii) the Tenant continues to remain liable for the performance of all of the Tenant's obligations under this Lease, including the payment of Rent, (iv) the Tenant is not in default (beyond applicable cure periods, if any) of any of the terms or provisions of this Lease on the effective date of such assignment or subletting, and (v) such assignment or subletting will not result in an increase in demand for parking.

                14.2. Permitted Transfers. Notwithstanding the provisions of Paragraph 14.1 of this Lease to the contrary, the Landlord specifically consents to a Transfer to: (a) any entity resulting from a merger or consolidation with the Tenant; (b) any entity succeeding to all or substantially all of the business and assets of the Tenant; or (c) any person, partnership, corporation, joint venture or other business entity which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Tenant. In the event of an assignment or subletting pursuant to this Paragraph 14.2, the Tenant will provide the following to the Landlord at least ten (10) days prior to any such assignment or subletting: (a) the name of the proposed assignee, sub-tenant or occupant; (b) the nature of the proposed assignee's, sub-tenant's or occupant's business to be carried on in the Premises; and (c) the terms and provisions of the proposed assignment or sublease and a copy of such document.

                14.3. Acceptance of Rent from Transferee. The acceptance by the Landlord of the payment of Rent from any person following any act, assignment or other Transfer prohibited by this section shall not constitute a consent to such act, assignment or other Transfer, nor shall the same be deemed to be a waiver of any right or remedy of the Landlord's hereunder.

                14.4. Conditions of Consent.

                        14.4.1. If the Tenant receives consent to a Transfer under subsection 14.1 above, then, in addition to any other terms and conditions imposed by the Landlord in the giving of such consent, the Tenant and the transferee shall execute and deliver, on demand, an agreement prepared by the Landlord providing that the transferee shall be directly bound to the Landlord to perform all obligations of the Tenant hereunder including, without limitation, the obligation to pay all Rent and other amounts provided for herein; acknowledging and agreeing that there shall be no subsequent Transfer of this Lease or of the Premises or of any interest therein without the prior consent of the Landlord pursuant to subsection 14.1 above; acknowledging that the Tenant as originally named herein (and any guarantor) shall remain fully liable for all obligations of the tenant hereunder, including the obligation to pay all Rent provided herein, jointly and severally with the transferee.

                        14.4.2. All reasonable costs incurred by the Landlord in connection with any request for consent to a Transfer, including costs of investigation and the fees of the Landlord's counsel, shall be paid by the Tenant on demand as a further condition of any consent which may be given.

                14.5. Profits from Use or Transfer.

                        14.5.1. Neither the Tenant nor any other person having an interest in the use, occupancy or other utilization of space in the Premises shall enter into any lease, sublease, license, concession or other Transfer which provides for rent or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived from the Premises, and any such purported lease, sublease, license, concession or other Transfer shall be absolutely void and ineffective as a conveyance or creation of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

                        14.5.2. The Tenant agrees that in the event of a Transfer, the Tenant shall pay the Landlord, within ten (10) days after receipt thereof, fifty percent (50%) of the net excess of: (i) any and all consideration, money or thing of value, however characterized, received by the Tenant or paid to the Tenant in connection with or arising out of such Transfer, over (ii) all amounts otherwise paid by the Tenant to the Landlord pursuant to this Lease (after deduction for costs of brokers and tenant improvements incurred by Tenant in connection with any Transfers).

        15. RULES AND REGULATIONS. The Landlord shall have the right to prescribe, at its sole discretion, reasonable rules and regulations (the "Rules and Regulations") having uniform applicability to all tenants of the Property and governing their use and enjoyment of the Property; provided, that the Rules and Regulations shall not materially interfere with the Tenant's use and enjoyment of the Premises in accordance with this Lease for the purposes listed in subsection 6.1. The Rules and Regulations may govern, without limitation, the use of sound apparatus, noise or vibrations emanating from machinery or equipment, obnoxious fumes and/or odors, the parking of vehicles, lighting and storage and disposal of trash and garbage. The Tenant shall adhere to the Rules and Regulations and shall cause its agents, employees, invitees, visitors and guests to do so. A copy of the Rules and Regulations in effect on the date hereof is attached hereto as Exhibit C. The Landlord shall have the right to amend the Rules and Regulations from time to time.

        16. SUBORDINATION AND ATTORNMENT.

                16.1. Subordination.

                        16.1.1. Unless a Mortgagee otherwise shall elect as provided in subsection 16.2, the Tenant's rights under this Lease are and shall remain subject and subordinate to the operation and effect of any mortgage, deed of trust or other security instrument constituting a lien upon the Premises, and/or the Property, whether the same shall be in existence on the date hereof or created hereafter (any such lease, mortgage, deed of trust or other security instrument being referred to herein as a "Mortgage," and the party or parties having the benefit of the same, whether as beneficiary, trustee or noteholder, being referred to hereinafter collectively as

"Mortgagee"). The Tenant's acknowledgment and agreement of subordination as provided for in this section is self-operative and no further instrument of subordination shall be required; however, the Tenant shall execute, within ten
(10) days after request therefor, a document providing for such further assurance thereof and for such other matters as may be requested from time to time by the Landlord or any Mortgagee, which matters may include, without limitation, additional notice and cure periods for the Mortgagee and a prohibition on lease amendments without the Mortgagee's prior written consent.

                        16.1.2. The Landlord hereby directs the Tenant, upon (i) the occurrence of any event of default by the Landlord, as mortgagor under any Mortgage, (ii) the receipt by the Tenant of a notice of the occurrence of such event of default under such Mortgage from the Landlord or such Mortgagee, or
(iii) a direction by the Mortgagee under such Mortgage to the Tenant to pay all Rent thereafter to such Mortgagee, to make such payment to such Mortgagee, and the Landlord agrees that in the event that the Tenant makes such payments to such Mortgagee, as aforesaid, the Tenant shall not be liable to the Landlord for the same.

                16.2. Mortgagee's Unilateral Subordination. If a Mortgagee shall so elect by notice to the Tenant or by the recording of a unilateral declaration of subordination, this Lease and the Tenant's rights hereunder shall be superior and prior in right to the Mortgage of which such Mortgagee has the benefit, with the same force and effect as if this Lease had been executed, delivered and recorded prior to the execution, delivery and recording of such Mortgage, subject, nevertheless, to such conditions as may be set forth in any such notice or declaration.

                16.3. Attornment. If any Person shall succeed to all or any part of the Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease or otherwise, and if such successor-in-interest requests or requires, the Tenant shall attorn to such successor-in-interest and shall execute within ten (10) days after receipt thereof an agreement in confirmation of such attornment in a form as may be reasonably requested by such successor-in-interest. Failure to respond within such (10) day period shall be deemed to be a confirmation by the Tenant of the facts and matters set forth therein.

                16.4 Non-Disturbance Agreement. As a condition to Tenant's agreement hereunder to subordinate Tenant's interest in this Lease to any Mortgage made between Landlord and such Mortgagee, and to attorn to and recognize any successor landlord, Landlord shall obtain from such Mortgagee and delivered to Tenant an agreement, in recordable form, pursuant to which such Mortgagee shall agree that if and so long as no Event of Default hereunder shall have occurred and be continuing, the leasehold estate granted to Tenant and the rights of Tenant pursuant to this Lease to quiet and peaceful possession of the Premises shall not be terminate, modified, affected or disturbed by any action which such Mortgagee may take to foreclose any such Mortgage, and that any successor landlord shall recognize this Lease as being in full force and effect as if it were between such successor landlord and Tenant upon all of the terms, covenants, conditions and options granted to Tenant under this Lease. If Landlord shall not have obtained such agreement from the Mortgagee within thirty
(30) days after either the Effective Date (for any current Mortgage), or the date of recordation of any future Mortgage, then Tenant shall notify the Landlord of such failure and Landlord shall proceed with due diligence to obtain such agreement.

        17. DEFAULTS AND REMEDIES.

                17.1. "Event of Default" Defined. Any one or more of the following events shall constitute a default under the terms of this Lease ("Event of Default"):


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


                        (a) the failure of the Tenant to pay any Rent or other sum of money due hereunder within ten (10) days after the same is due; provided, however, that the first such failure to pay in any 12-month period shall not be an Event of Default until the Landlord has given the Tenant five (5) days' advance notice (which may be in the form of a late notice) of the same and the Tenant fails to pay such Rent within such 5-day period;

                        (b) the sale of the Tenant's interest in the Premises under attachment, execution or similar legal process without the Landlord's prior written approval;

                        (c) the filing of a petition proposing the adjudication of the Tenant as a bankrupt or insolvent, or the reorganization of the Tenant, or an arrangement by the Tenant with its creditors, whether pursuant to the Federal Bankruptcy Act or any similar federal or state proceeding, unless such petition is filed by a party other than the Tenant and is withdrawn or dismissed within sixty (60) days after the date of its filing;

                        (d) the admission in writing by the Tenant of its inability to pay its debts when due;

                        (e) the appointment of a receiver or trustee for the business or property of the Tenant, unless such appointment is vacated within sixty (60) days of its entry;

                        (f) the making by the Tenant of an assignment for the benefit of its creditors;

                        (g) the failure to provide the performance bond described in Section 4.7.1 within the required fifteen (15) day period;

                        (h) a default by the Tenant in the performance or observance of any covenant or agreement of this Lease to be performed or observed by the Tenant (other than as set forth in clauses (a) through (g) above), which default is not cured within thirty (30) days after the giving of written notice thereof by the Landlord, unless such default is of such nature that it cannot be cured within such 30-day period, in which event an Event of Default shall not be deemed to have occurred if the Tenant institutes a cure within the 30-day period and thereafter diligently and continuously prosecutes the curing of the same until completion, but in no event shall such cure period exceed one hundred twenty (120) days; provided, however, that if the Tenant defaults in the performance in any material respect of any such covenant or agreement more than two (2) times during the Term, then notwithstanding that such defaults have each been cured by the Tenant, any further defaults shall be deemed an Event of Default without the ability to cure; or

                        (i) the vacating or abandonment of the Premises by the Tenant at any time during the Term, but in such event Landlord's sole remedy shall be to terminate this Lease upon written notice to the Tenant.

                17.2. Landlord's Remedies. Upon the occurrence of an Event of Default, the Landlord, without notice to the Tenant in any instance (except where expressly provided for below), may do any one or more of the following:

                        (a) perform, on behalf and at the expense of the Tenant, any obligation of the Tenant under this Lease which the Tenant has failed to perform beyond any applicable grace or cure periods and of which the Landlord shall have given the Tenant notice (except in an emergency situation in which no notice is required), the cost of which performance by the Landlord, together with interest thereon at the Interest Rate from the date of such expenditure, shall be deemed Additional Rent and shall be payable by the Tenant to the Landlord as otherwise set forth herein; (b) elect to terminate this Lease and the tenancy created hereby by giving notice of such election to the Tenant without any right on the part of the Tenant to save the forfeiture by payment of any sum due or by other performance of condition, term, agreement or covenant broken, or elect to terminate the Tenant's possessory rights and all other rights of the Tenant without terminating this Lease, and in either event, at any time thereafter without notice or demand and without any liability whatsoever, re-enter the Premises by force, summary proceedings or otherwise, and remove the Tenant and all other persons and property from the Premises, and store such property in a public warehouse or elsewhere at the cost and for the account of the Tenant without resort to legal process and without the Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby;

                        (c) accelerate the Rent and any other charges, whether or not stated to be Additional Rent, for the entire balance of the Term, or any part of such Rent, and any costs, whether chargeable to the Landlord or the Tenant, as if by the terms of this Lease the balance of the Rent and other charges and expenses were on that date payable in advance;

                        (d) cause an attorney for the Landlord to proceed in any competent court for judgment in ejectment against the Tenant and all persons claiming under the Tenant for the recovery by the Landlord of possession of the Premises, and if for any reason after such action has been commenced it is canceled or suspended and possession of the Premises remains in or is restored to the Tenant, the Landlord shall have the right upon any subsequent default or upon the expiration or termination of this Lease, or any renewal or extension hereof, to bring one or more actions to recover possession of the Premises; and

                        (e) exercise any other legal and/or equitable right or remedy which it may have at law or in equity, including rights of specific performance and/or injunctive relief, where appropriate.

                In any action for possession of the Premises or for monetary damages, including Termination Damages and Liquidated Damages, or for the recovery of Rent due for the balance of the Term, the Landlord may cause to be filed in such action an affidavit setting forth the facts necessary to authorize the entry of judgment. If a true copy of this Lease (and of the truth of the copy, such affidavit shall be sufficient proof) must be filed in such action, it shall not be necessary to file the original, notwithstanding any law, rule of court, custom or practice to the contrary.

                17.3. Damages.

                (a) If this Lease is terminated by the Landlord pursuant to subsection 17.2, the Tenant nevertheless shall remain liable for any Rent and damages which may be due or sustained prior to such termination, as well as all reasonable costs, fees and expenses, including, without limitation, sheriffs' or other officers' commissions whether chargeable to the Landlord or the Tenant, watchmen's wages, brokers' and attorneys' fees, and repair and renovation costs incurred by the Landlord in pursuit of its remedies hereunder, and/or in connection with any bankruptcy proceedings of the Tenant, and/or in connection with renting the Premises to others from time to time (all such Rent, damages, costs, fees and expenses being referred to herein as "Termination Damages"), plus additional damages for all Rent treated as in arrears ("Liquidated Damages"); provided, however, that Landlord shall use its good faith efforts to relet all or any portion of the Premises in order to mitigate Tenant's damages. At the election of the Landlord, Termination Damages shall be an amount equal to either:


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



                        (i) the Rent which, but for the termination of this Lease, would have become due during the remainder of the Term, less the amount or amounts of rent, if any, which the Landlord receives during such period from others to whom the Premises may be rented (other than any additional rent received by the Landlord as a result of any failure of such other person to perform any of its obligations to the Landlord), in which case Termination Damages shall be computed and payable in monthly installments, in advance, on the first business day of each calendar month following the termination of this Lease and shall continue until the date on which the Term would have expired but for such termination, and any action or suit brought to collect any such Termination Damages for any month shall not in any manner prejudice the right of the Landlord to collect any Termination Damages for any subsequent months by similar proceeding; or

                        (ii) the present worth (as of the date of such termination) of the Rent which, but for the termination of this Lease, would have become due during the remainder of the Term, less the fair rental value of the Premises, as determined by an independent real estate appraiser or broker selected by the Landlord, in which case such Termination Damages shall be payable to the Landlord in one lump sum on demand, and shall bear interest at the Interest Rate. "Present worth" shall be computed by discounting such amount to present worth at a rate equal to one percentage point above the discount rate then in effect at the Federal Reserve Bank of Richmond.

                (b) Notwithstanding anything to the contrary set forth in this subsection 17.3, in the event (i) the Landlord must initiate legal action to enforce any one or more of the provisions of this Lease against the Tenant, its successors or assigns, or (ii) the Landlord must consult with and/or engage an attorney(s) in order (A) to enforce any one or more of the provisions of this Lease against the Tenant, its successors or assigns, or (B) in connection with any bankruptcy proceeding of the Tenant, whether or not such consultation and/or engagement results in the initiation of any judicial action or termination of this Lease, then and in any of such events, the Tenant, its successors and assigns, undertakes and agrees to pay any and all reasonable costs incurred by the Landlord in connection therewith, including, by way of illustration and not of limitation, all reasonable attorneys' fees (inclusive of consultation fees, research costs and correspondence fees), court costs (if awarded post- judgment) and any similar professional fees or costs associated therewith.

                17.4. Waiver of Jury Trial. Each party hereto hereby waives any right which it may otherwise have at law or in equity to a trial by jury in connection with any suit or proceeding at law or in equity brought by the other against the waiving party or which otherwise relates to this lease, as a result of an event of default or otherwise. The Tenant further agrees that in the event the Landlord commences any summary proceeding for nonpayment of rent or possession of the Premises, the Tenant will not, and hereby waives, all right to interpose any counterclaim of whatever nature in any such proceeding.

        18. ESTOPPEL CERTIFICATE. The Tenant shall, without charge, at any time and from time to time, within ten (10) days after receipt of request therefor from the Landlord, execute, acknowledge and deliver to the Landlord, and to such Mortgagee or other party as may be designated by the Landlord, a written estoppel certificate in form and substance as may be requested from time to time by the Landlord, the other party or any Mortgagee, certifying to the other party, any Mortgagee, any purchaser of Landlord's interest in all or any part of the Property, or any other person or entity designated by the other party, as of the date of such estoppel certificate, the following: (a) whether the Tenant is in possession of the Property; (b) whether this Lease is in full force and effect; (c) whether there are any amendments to this Lease, and if so, specifying such amendments; (d) whether there are any then-existing setoffs or defenses against the enforcement of any rights hereunder, and if so, specifying such matters in detail; (e) the dates, if any, to which any rent or other sums due hereunder have been paid in advance and the amount of any security deposit held by the Landlord; (f) that the Tenant has no knowledge of any then-existing defaults of the Landlord under this Lease, or if there are such defaults, specifying


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


them in detail; (g) that the Tenant has no knowledge of any event having occurred that authorized the termination of this Lease by the Tenant, or if such event has occurred, specifying it in detail; (h) the address to which notices to the Tenant should be sent; and (i) any and all other matters reasonably requested by the Landlord, any Mortgagee and/or any other person or entity designated by the Landlord. Any such estoppel certificate may be relied upon by the person or entity to whom it is directed or by any other person or entity who could reasonably be expected to rely on it in the normal course of business. The failure of the Tenant to execute, acknowledge and deliver such a certificate in accordance with this section within fifteen (15) days after a request therefor by the Landlord shall constitute an acknowledgment by the Tenant, which may be relied on by any person or entity who would be entitled to rely upon any such certificate, that such certificate as submitted by the requesting party to the other party is true and correct, and the requesting party is hereby authorized to so certify.

        19. QUIET ENJOYMENT. The Landlord hereby warrants that, so long as all of the Tenant's obligations hereunder are timely performed, the Tenant will have during the Term quiet and peaceful possession of the Premises and enjoyment of such rights as the Tenant may hold hereunder to use the Common Areas, except if and to the extent that such possession and use are terminated pursuant to this Lease.

        20. NOTICES. Except as may be otherwise provided in this Lease, any notice, demand, consent, approval, request or other communication or document to be provided hereunder to the Landlord or the Tenant (a) shall be in writing, and
(b) shall be deemed to have been provided (i) two (2) days following the date sent as certified mail in the United States mails, postage prepaid, return receipt requested, (ii) on the day following the date it is deposited prior to the close of business with FedEx or another national courier service or (iii) on the date of hand delivery (if such party's receipt thereof is acknowledged in writing), in each case to the address of such party set forth hereinbelow or to such other address as such party may designate from time to time by notice to each other party hereto.

            If to the Landlord, notice shall be sent to:

                        Sterling Rutherford Plaza, L.L.C.
                        c/o Sterling Advisors
                        Suite 200
                        31 Light Street
                        Baltimore, Maryland  21202
                        Attention:  Mr. Brian Doyle

            If to the Tenant, notice shall be sent to:

                        8930 Stanford Boulevard
                        Columbia, Maryland  21045
                        Attention:  Corporate Office

        21. EXPANSION SPACE. Provided the Tenant is not in default under any of the provisions of this Lease, the Tenant shall have the right to lease (the "Expansion Right") any other office space located within Rutherford Plaza Building which is not on the Effective Date subject to a right of expansion in favor of another tenant in the Building. The Landlord shall give notice to the Tenant when any space becomes available for lease (the "Notice"). The Tenant shall exercise the Expansion Right by giving written notice thereof to the Landlord within twenty (20) days after the Landlord gives Notice to the Tenant. If the Tenant fails to exercise the Expansion Right for the applicable space within such 20-day period, then the same shall terminate and the Landlord shall be free to lease such space to another tenant. The Tenant shall lease the Expansion Space upon


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the terms, covenants and conditions as are offered by Landlord in its Notice, provided that such terms, covenants and conditions shall be at least as favorable as what Landlord would offer to third-party tenants comparable to Tenant. If the Tenant exercises the Expansion Right, the Landlord and the Tenant shall enter into an appropriate amendment to this Lease, subjecting such Expansion Space to the terms of this Lease, within fifteen (15) days after the expiration of the 20-day period set forth above. In the event that the Tenant exercises its right to obtain the Expansion Space, the lease term for the Expansion Space shall commence on the date the Landlord tenders possession of the Expansion Space to the Tenant and shall terminate simultaneously with the term for the Premises.

        22. GENERAL.

                22.1. Effectiveness. This Lease shall become effective on and only on its execution and delivery by each party hereto.

                22.2. Complete Understanding. This Lease represents the complete understanding between the parties hereto as to the subject matter hereof, and supersedes all prior negotiations, representations, guaranties, warranties, promises, statements and agreements, either written or oral, between the parties hereto as to the same.

                22.3. Amendment. This Lease may be amended by and only by an instrument executed and delivered by each party hereto, provided, however, that the Landlord shall have the right at any time, and from time to time, during the Term to amend the provisions of this Lease if the Landlord (or any of its partners) is advised by its counsel that all or any portion of the monies paid, directly or indirectly, by the Tenant to the Landlord (and/or its partners) hereunder are, or may be deemed to be, unrelated business income within the meaning of the United States Internal Revenue Code or regulations issued thereunder, (but only to the extent necessary to address such issue) and the Tenant agrees that it will execute all documents or instruments necessary to effect such amendment or amendments, provided that no such amendment shall result in the Tenant having to pay in the aggregate a larger sum of money on account of its occupancy of the Premises under the terms of this Lease as so amended, and provided further that no such amendment or amendments shall result in the Tenant receiving under the provisions of this Lease less services than it is entitled to receive, nor services or a lesser quality. Furthermore, the Tenant agrees not to take any steps or actions knowingly which may jeopardize the Landlord's (and/or its partners') tax-exempt status.

                22.4. Waiver. No party hereto shall be deemed to have waived the exercise of any right which it holds hereunder unless such waiver is made expressly and in writing (and, without limiting the generality of the foregoing, no delay or omission by any party hereto in exercising any such right shall be deemed a waiver of its future exercise). No such waiver made in any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance or any other such right. Without limiting the generality of the foregoing provisions of this subsection, the Landlord's receipt or acceptance of any Base Rent, Additional Rent or other sum from the Tenant or any other person shall not be deemed a waiver of the Landlord's right to enforce any of its rights hereunder on account of any default by the Tenant in performing its obligations hereunder.

                22.5. Applicable Law. This Lease shall be given effect and construed by application of the laws of Maryland, and any action or proceeding arising hereunder shall be brought in the courts of Maryland; provided, however, that if any such action or proceeding arises under the Constitution, laws or treaties of the United States of America, or if there is a diversity of citizenship between the parties thereto, so that it is to be brought in a United States District Court, it may be brought only in the United States District Court for Maryland or any successor federal court having original jurisdiction.


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


                22.6. Commissions. The parties hereto hereby acknowledge and agree that, in connection with the leasing of the Premises hereunder, they have used the services of Miller Corporate Real Estate Services, Inc., Casey & Associates and Julian J. Studley, Inc. Any and all commissions due such brokers shall be paid by Landlord in accordance with the terms and conditions set forth in a separate written agreement or agreements between the Landlord and Miller Corporate Real Estate Services, Inc., Casey & Associates and Julian J. Studley. Subject to the foregoing, each party hereto hereby represents and warrants to the other that, in connection with such leasing, the party so representing and warranting has not dealt with any real estate broker, agent or finder, and there is no commission, charge or other compensation due on account thereof. Each party hereto shall indemnify and hold harmless the other against and from any inaccuracy in such party's representation.

                22.7. Landlord's Liability. No Person holding the Landlord's interest hereunder (whether or not such Person is named as the "Landlord" herein) shall have any liability hereunder after such Person ceases to hold such interest, except for any such liability accruing while such Person holds such interest. No Mortgagee not in possession of the Premises shall have any liability hereunder. Neither the Landlord nor any principal of the Landlord, whether disclosed or undisclosed, shall have any personal liability under this Lease. If the Landlord defaults in performing any of its obligations hereunder or otherwise, the Tenant shall look solely to the Landlord's equity, interest and rights in the Property to satisfy the Tenant's remedies on account thereof.

                22.8. Disclaimer of Partnership Status. Nothing in this Lease shall be deemed in any way to create between the parties hereto any relationship of partnership, joint venture or association, and the parties hereto hereby disclaim the existence of any such relationship.

                22.9. Remedies Cumulative. No reference to any specific right or remedy shall preclude the Landlord from exercising any other right or from having any other remedy or from maintaining any action to which it may otherwise be entitled at law or in equity. No failure by the Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial Rent during the continuance of any such breach, shall constitute a waiver of any such breach, agreement, term, covenant or condition. No waiver by the Landlord of any breach by the Tenant under this Lease or of any breach by any other tenant under any other lease of any portion of the Building shall affect or alter this Lease in any way whatsoever.

                22.10. Severability. No determination by any court, governmental or administrative body or agency or otherwise that any provision of this Lease or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of (a) any other provision hereof, or (b) such provision in any circumstance not controlled by such determination. Each such provision shall remain valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

                22.11. Authority. If the Tenant is a corporation, partnership, limited liability company or similar entity, the person executing this Lease on behalf of the Tenant represents and warrants that (a) the Tenant is duly organized and validly existing and (b) this Lease (i) has been authorized by all necessary parties, (ii) is validly executed by an authorized officer or agent of the Tenant and (iii) is binding upon and enforceable against the Tenant in accordance with its terms.

                22.12. Joint and Several Liability. If the Tenant shall be one or more individuals, corporations or other entities, whether or not operating as a partnership or joint venture, then each such


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individual, corporation, entity, joint venturer or partner shall be deemed to be both jointly and severally liable for the payment of the entire Rent and other payments specified herein.



























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


                22.13. Recordation. Neither this Lease, any amendment to this Lease, nor any memorandum, affidavit or other item with respect thereto shall be recorded by the Tenant or by anyone acting through, under or on behalf of the Tenant, and the recording thereof in violation of this provision shall (i) be deemed an Event of Default and (ii) at the Landlord's election, make this Lease null and void.

                22.14. Time of Essence. Time shall be of the essence with respect to the performance of the parties' obligations under this Lease.

                22.15. Interpretation. The Landlord and the Tenant hereby agree that both parties were equally influential in negotiating this Lease, and each had the opportunity to seek the advice of legal counsel prior to the execution of this Lease. Therefore, the Landlord and the Tenant agree that no presumption should arise construing this Lease more unfavorably against any one party.

                22.16. Headings. The headings of the sections, subsections, paragraphs and subparagraphs hereof are provided herein for and only for convenience of reference and shall not be considered in construing their contents.

                22.17. Construction. As used herein, all references made (a) in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders; (b) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well; and (c) to any section, subsection, paragraph or subparagraph shall be deemed, unless otherwise expressly indicated, to have been made to such section, subsection, paragraph or subparagraph of this Lease.

                22.18. Exhibits. Each writing or drawing referred to herein as being attached hereto as a schedule, an exhibit or otherwise designated herein as a schedule or an exhibit hereto is hereby made a part hereof.

                22.19 Lien Waiver. Notwithstanding anything to the contrary, Landlord hereby waives any lien that Landlord may have, under applicable law or otherwise, in or with respect to any property of Tenant in the Premises which from time to time, encumbered by a security interest in favor of an unrelated third party lender, and Landlord agrees to confirm such waiver upon Tenant's request from time to time using forms supplied by Tenant.

                22.20 Representations and Warranties of Landlord. To induce Tenant to execute this Lease and perform its obligations hereunder, Landlord hereby represents and warrants to Tenant as of the date hereof as follows:

                        (a) Landlord is a limited liability company, duly organized and validly existing under the laws of the State of Delaware. Landlord has all requisite power to own, lease and operate its assets, and to carry on its business as now conducted. Landlord has full power to execute, deliver and carry out the terms and provisions of this Lease and all documents required on its part to be executed and has taken all necessary limited liability company action to authorize the execution, delivery and performance of this Lease and all other agreements and instruments executed in connection herewith and the performance of those provisions of this Lease required on its part to be carried out. The persons executing this Lease (and all other agreements and instruments entered into by Landlord in furtherance hereof), on behalf of Landlord, have the authority to bind Landlord to the terms and conditions of this Lease (and all said agreements and instruments). To Landlord's knowledge, neither the execution and delivery of this Lease and said agreements and instruments to be executed


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


by landlord in connection herewith, nor the incurrence by Landlord of the obligations herein set forth, nor the consummation by Landlord of the transactions herein contemplated, nor compliance by Landlord with the terms of this Lease and said agreements and instruments will conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the limited liability company agreement of Landlord, or to the knowledge of Landlord, any bond, note or other evidence of indebtedness, contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument, to which Landlord is a party or by which the Property may be bound.

                        (b) To Landlord's knowledge, there is (i) no pending or threatened condemnation to all or any part of the Property and (ii) no denial of access to the Property from any point of access to the Property, and neither Landlord nor any of its agents or affiliates has received any notice of any of the same.

                        (c) To Landlord's knowledge, Landlord has not received any legal notice which remains uncured, and Landlord has no knowledge, that the Property violates any laws affecting the Property as modified by any duly issued variance.

                        (d) Landlord owns fee simple title to the Property.

                        (e) To Landlord's knowledge, the Property is in compliance with the ADA. To Landlord's knowledge, there is no asbestos or material containing asbestos in the Property.

                        (f) To Landlord's knowledge, Landlord is not in default or violation of any order, writ injunction, decree or demand of any governmental authority.

                        (g) Landlord (i) is not in receivership or dissolution,
(ii) has not made an assignment for the benefit of creditors or admitted in writing its inability to pay its debts as they mature, (iii) has not been adjudicated a bankrupt or filed a petition in voluntary bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors under the Federal bankruptcy law or any other similar law or statute of the United States or any jurisdiction and no such petition has been filed against Landlord, and
(iv) to the best of its knowledge, none of the foregoing are pending or threatened.

                        (h) To Landlord's knowledge, there are no judgments, liens, claims, litigation, proceedings (zoning or otherwise) or investigations by an governmental authorities, pending at law or in equity or threatened in writing against or relating to the Premises or Building, the Landlord or the transactions contemplated by this Lease.



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



        IN WITNESS WHEREOF, each party hereto has executed and ensealed this Lease, or caused it to be executed and ensealed on its behalf by its duly authorized representatives, on the date first above written.


WITNESS or ATTEST:                      LANDLORD:

                                        STERLING RUTHERFORD PLAZA, L.L.C.

_____________________________           By: /s/ Brian Doyle (SEAL)
                                           ----------------
                                        Title:  Managing Member
                                               --------------------



WITNESS or ATTEST:                      TENANT:

                                        GSE SYSTEMS, INC.

_____________________________           By: /s/ Robert W. Stroup (SEAL)
                                           ---------------------
                                        Title: Executive Vice President
                                              -------------------------


This Lease must be executed for the Tenant, if a corporation, by the president or vice president and be attested by the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall provide that other officers are authorized to execute this Lease, in which event, a certified copy of the bylaws or resolutions, as the case may be, must be furnished to the Landlord. The Tenant's corporate seal must be affixed hereto.







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